UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2006

Dear Shareholder:

We are pleased to invite you to the annual meeting of shareholders of Guess?, Inc. to be held on Tuesday, May 9, 2006, at 9:00 a.m., local time, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210.

At the annual meeting, you will be asked to consider and vote upon the following proposals: (i) to elect two directors, (ii) to approve an amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan, to be known upon approval as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan, and (iii) to ratify the appointment of independent auditors for the fiscal year ending December 31, 2006. The enclosed proxy statement more fully describes the details of the business to be conducted at the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by written proxy, which will ensure your representation at the annual meeting, regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Guess?, Inc.

Maurice Marciano
Co-Chairman of the Board and
Co-Chief Executive Officer

Paul Marciano
Co-Chairman of the Board and
Co-Chief Executive Officer

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 9, 2006

Time and Date:	9:00 a.m., local time, on Tuesday, May 9, 2006

Place:

Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210

Items of Business:	1.	To elect two directors for a term of three years each until their successors are duly elected and qualified.
2.

To approve an amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan, to be known upon approval as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan.

	3.	To ratify the appointment of independent auditors for the fiscal year ending December 31, 2006.
	4.	To consider such other business as may properly come before the annual meeting.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote at this annual meeting only if you were a Guess?, Inc. shareholder as of the end of business on April 4, 2006.
Admission:

Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the annual meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., local time. Registration will begin at 8:30 a.m., local time.
Voting:

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the annual meeting by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on page 1 of this proxy statement and the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Maurice Marciano	Paul Marciano
Co-Chairman of the Board and Co-Chief Executive Officer	Co-Chairman of the Board and Co-Chief Executive Officer

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 14, 2006.

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on May 9, 2006

This proxy statement (the “Proxy Statement”) and the enclosed form of proxy are being furnished commencing on or about April 14, 2006, in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Guess?, Inc. (the “Company”) of proxies in the enclosed form for use at the 2006 annual meeting of shareholders (the “Annual Meeting”) to be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, on Tuesday, May 9, 2006, at 9:00 a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:             Why am I receiving these materials?

A:               The Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on May 9, 2006. As a shareholder as of April 4, 2006, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q:             What information is contained in this Proxy Statement?

A:               The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:             How do I obtain the Company’s Annual Report on Form 10-K?

A:               A copy of the Company’s 2005 Annual Report on Form 10-K is enclosed.

Shareholders may request another free copy of the 2005 Annual Report on Form 10-K from:

Guess?, Inc.
Attn: Investor Relations
1444 South Alameda Street
Los Angeles, California 90021
(213) 765-5578
http://www.guessinc.com/Investors/

The Company will also furnish any exhibit to the 2005 Annual Report on Form 10-K if specifically requested.

Q:             What may I vote on by proxy?

A:               (1)   The election of two nominees to serve on the Board;

(2)         The approval of an amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan, to be known upon approval as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan; and

(3)         The ratification of the appointment of KPMG LLP as independent auditors for 2006.

Q:             How does the Board recommend I vote on the proposals?

A:               The Board recommends a vote FOR the nominees, FOR the approval of the amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan and FOR the ratification of KPMG LLP as independent auditors for 2006.

Q:             Who is entitled to vote?

A:               Shareholders as of the close of business on April 4, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:             How many shares can vote?

A:               As of the Record Date, April 4, 2006, 45,423,974 shares of common stock (the “Common Stock”) of the Company, the only voting securities of the Company, were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held.

Q:             How do I vote?

A:               Complete, sign and date each proxy card you receive and return it in the prepaid envelope.

You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)          notifying the Corporate Secretary of the Company in writing;

(2)          voting in person; OR

(3)          returning a later-dated proxy card.

Q:             What if my shares are held in “street name?”

A:               If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:             What shares are included on the proxy card(s)?

A:               The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s) or vote in person at the Annual Meeting, your shares will not be voted.

Q:             What does it mean if I get more than one proxy card?

A:               If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by return mail, sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent:

Computershare Trust Company, N.A.
P.O. Box 43023
Providence, Rhode Island 02940-3010
(877) 498-8865 or
(781) 575-4593
www.computershare.com

Q:             How may I obtain a separate set of voting materials?

A:               If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2005 Annual Report on Form 10-K and this Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Guess?, Inc.
Attn: Investor Relations
1444 South Alameda Street
Los Angeles, California 90021
(213) 765-5578

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

Q:             What is a “quorum?”

A:               A “quorum” is a majority of the outstanding shares entitled to vote. They may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present. Abstentions will also be treated as present for the purpose of determining whether a quorum is present.

Q:             What is required to approve each proposal?

A:               A quorum must have been established in order to consider any matter. To elect the two directors, the two candidates for director receiving the most votes will become directors of the Company. Shareholders may not cumulate their votes. All other proposals require the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, proxies marked “Abstain” as to Proposal No. 1 will not have any effect on the election of directors, but proxies marked “Abstain” as to Proposal No. 2 and Proposal No. 3 will have the same effect as a vote cast against the proposal.

Under the rules of the New York Stock Exchange (the “NYSE”) in effect at the time this Proxy Statement was printed, your broker may be permitted to vote your shares on the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent auditors, even if the broker does not receive instructions from you. Your broker will provide you with directions on voting your shares, and you should instruct your broker to vote your shares according to those instructions.

Q:             How will voting on any other business be conducted?

A:               Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of Carlos Alberini, our President and Chief Operating Officer, Deborah Siegel, our General Counsel and Secretary, and Jason Miller, our Assistant General Counsel and Assistant Secretary, to vote on such matters at their discretion.

Q:             What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:               You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

Shareholder Proposals:   For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of the Company at our principal executive offices no later than December 15, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Guess?, Inc.
Attn: Corporate Secretary
1444 South Alameda Street
Los Angeles, California 90021

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to approve that proposal, provide the information required by the bylaws of the Company (the “Bylaws”) and give timely notice to the Corporate Secretary of the Company in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary of the Company:

•        Not earlier than the close of business on February 8, 2007, and

•        Not later than the close of business on March 12, 2007.

If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

Nomination of Director Candidates:   You may propose director candidates for consideration by the Board’s Nominating and Governance Committee in accordance with the procedures set forth in the Bylaws, as summarized under the caption “Corporate Governance and Board Matters—Consideration of Director Nominees—Shareholder Nominees” herein.

Copy of Bylaw Provisions:   You may contact the Company’s Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Bylaws also are available on the Company’s website at http://www.guessinc.com/Investors/.

Q:             How is the Company soliciting proxies for the Annual Meeting?

A:               This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Q:             How can I find the voting results of the Annual Meeting?

A:               We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2006.

Q:             How may I communicate with the Company’s Board or the non-management directors on the Company’s Board?

A:               Individuals may communicate with the Board by submitting an e-mail to the Company’s Board at bod@guess.com. All directors have access to this e-mail address. Communications that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Nominating and Governance Committee.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS
(Item 1 on Proxy Card)

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes I, II and III). One class of directors is elected at each annual meeting of shareholders for a three-year term and will hold office until their successors shall have been elected and qualified. The Bylaws authorize a Board of Directors consisting of not less than three or more than fifteen directors. The Board of Directors currently consists of seven members of whom Carlos Alberini and Alice Kane are Class I directors, Paul Marciano, Anthony Chidoni and Karen Neuburger are Class II directors and Maurice Marciano and Alex Yemenidjian are Class III directors.

At the Annual Meeting, two Class I directors are to be elected to serve for a term to expire at the 2009 annual meeting of shareholders. The nominees for these positions are Carlos Alberini and Alice Kane (the “Class I Nominees”), both of whom are standing for re-election to the Board. Mr. Alberini is the Company’s President and Chief Operating Officer. Ms. Kane is not employed by, or otherwise affiliated with, the Company. Each of the Class I Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the Class I Nominees and the continuing directors whose terms expire in 2007 and 2008 is set forth under the heading “Directors and Executive Officers” herein.

The Class I directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders may not cumulate their votes. Accordingly, broker non-votes and abstentions will not affect the outcome of the election of the Class I directors. The accompanying proxy will be voted FOR the election of the Class I Nominees unless contrary instructions are given. If the Class I Nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate. In no event will the shares represented by the proxies be voted for more than two Class I directors at the Annual Meeting. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the Class I Nominees named above.

The Board of Directors unanimously recommends a vote FOR each of the Class I Nominees.

PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
GUESS?, INC. 1996 NON-EMPLOYEE DIRECTORS’ STOCK GRANT AND STOCK OPTION PLAN
(Item 2 on Proxy Card)

The Company currently maintains the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan (As Amended and Restated Effective June 20, 2005), originally adopted as the Guess?, Inc. 1996 Non-Employee Directors’ Stock Option Plan on July 30, 1996 (as amended, the “Existing Directors’ Plan”). We are asking the Company’s shareholders to approve an amendment and restatement of the Existing Directors’ Plan, to be known upon approval as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “2006 Directors’ Plan”), so that we can continue to use this plan to attract and retain the best available personnel for service as directors of the Company and to encourage their continued service on the Board. The 2006 Directors’ Plan was approved by our Board of Directors, subject to shareholder approval, on April 7, 2006.

Upon shareholder approval of this proposal, the Existing Directors’ Plan will be amended and restated to reflect the following principal amendments:

•       Extension of Term. The Existing Directors’ Plan is scheduled to expire according to its original terms on March 3, 2007, the ten year anniversary of the date of the first grant of awards thereunder. The proposed amendment extends the term of the Existing Directors’ Plan by an additional ten years from the date of shareholder approval.

•       Increase to Share Limit. The Existing Directors’ Plan currently limits the number of shares of Common Stock that may be delivered pursuant to all awards granted thereunder to 500,000 shares. The proposed amendment would increase this limit by an additional 500,000 shares so that the new aggregate share limit for the Existing Directors’ Plan would be 1,000,000 shares.

The proposed amendments do not modify the number of shares subject to the individual automatic stock option and restricted stock grant features of the Existing Directors’ Plan or the formula for determining the number of shares subject to option grants in lieu of cash retainer fees currently provided to non-employee directors under the terms of the Existing Directors’ Plan. As of April 1, 2006, a total of 294,389 shares of Common Stock had been issued under the Existing Directors’ Plan, 164,095 shares of Common Stock were then subject to outstanding awards and an additional 41,516 shares of Common Stock were then available for future awards.

Summary Description of the 2006 Directors’ Plan

The principal features of the 2006 Directors’ Plan, which reflects the proposed amendments outlined above, are summarized below. The following summary of the 2006 Directors’ Plan is qualified in its entirety by the full text of the plan, which is attached as Appendix A to this Proxy Statement.

Purpose.   The purpose of the 2006 Directors’ Plan is to enable the Company to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide them with additional incentive by giving them an opportunity to participate in the ownership of the Company.

Eligibility.   Only the Company’s non-employee directors are eligible to participate in the 2006 Directors’ Plan (referred to as an “eligible director”). As of the date of this Proxy Statement, there were four non-employee directors on the Board.

Administration.   The 2006 Directors’ Plan is administered by the Board, although it is the intent that grants of awards under the plan be, to the maximum extent practicable, self-effectuating. The Board’s administrative authority includes, for example, the authority to:

•       adopt, revise and repeal administrative rules, guidelines and practices governing the 2006 Directors’ Plan;

•       interpret the terms and provisions of the 2006 Directors’ Plan and any award issued thereunder and any award agreements relating thereto, and otherwise settle all claims and disputes arising under the 2006 Directors’ Plan; and

•       delegate responsibility and authority for the operation and administration of the 2006 Directors’ Plan to a committee of the Board, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the 2006 Directors’ Plan.

Shares Authorized.   The maximum number of shares of the Company’s Common Stock that may be issued or delivered under the 2006 Directors’ Plan is 1,000,000.  The aggregate share limit of 1,000,000 shares consists of the 500,000 shares that were initially approved for issuance under the Existing Directors’ Plan upon its original adoption by the Board on July 30, 1996 plus the additional 500,000 shares that will be available for issuance under the 2006 Directors’ Plan if shareholders approve this proposal. Shares subject to awards that are not exercised, that fail to vest, or that expire or are cancelled will again become available for regrant and award purposes under the 2006 Directors’ Plan. If grants contemplated would exceed the authorized plan limit, no additional awards will be granted unless the 2006 Directors’ Plan is amended (subject to shareholder approval) or additional shares of Common Stock become available for further awards under the 2006 Directors’ Plan.

Types of Awards.   The 2006 Directors’ Plan authorizes the grant of stock options and restricted stock awards to eligible directors.

Stock Option Awards.   The 2006 Directors’ Plan provides for the annual grant of stock options to new and continuing non-employee directors and permits non-employee directors to elect to receive their annual cash retainer fees in the form of stock options, as described in more detail below. The stock options granted under the 2006 Directors’ Plan are ten-year non-qualified stock options. The exercise price of the stock options will be equal to 100% of the fair market value of a share of the Company’s Common Stock on the date of grant. Full payment for the Common Stock purchased on the exercise of any option must be made at the time of exercise in any one or a combination of cash or check, or, at the discretion of the Board, by delivery of previously owned Common Stock (which, if acquired from the Company, have been held for at least six months) or by a “cashless exercise” in accordance with procedures approved by the Board. Stock options granted under the 2006 Directors’ Plan vest as described below and are subject to earlier termination as described below. Each option is evidenced by an award agreement that sets forth the specific terms and conditions of the option, not inconsistent with the terms of the 2006 Directors’ Plan.

Under the 2006 Directors’ Plan, each individual who first becomes a non-employee director of the Company on or after May 9, 2006 will automatically be granted an option to purchase 12,000 shares of Common Stock as of the date that such person first becomes an eligible director (referred to as an “initial option grant”). In addition, on the first business day of each of the Company’s fiscal years during the term of the 2006 Directors’ Plan, commencing with the first fiscal year that commences in 2007 (referred to as an “eligibility date”), each non-employee director who has not been an employee of the Company at any time during the immediately preceding 12 months will automatically be granted an option to purchase 7,500 shares of Common Stock (referred to as an “annual option grant”). However, if a non-employee director’s initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company is other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) he or she will not receive an annual option grant on the first eligibility date that occurs after the date of his or her initial election or appointment. Subject to continued service and earlier termination, each option granted under the automatic option grant program becomes exercisable in four equal installments on each of the first four anniversaries of the date of grant.

In addition to the automatic option grant program described above, each eligible director may irrevocably elect to receive stock options in lieu of his or her annual cash retainer fees for service on the Board during a fiscal year (or, if his or her initial election or appointment to the Board occurs after the commencement of the fiscal year, then for the remainder of the fiscal year) (referred to as an “election period”). An election to receive stock options in lieu of annual cash retainer fees may be made only with respect to the entire amount of an eligible director’s annual cash retainer fees for service on the Board during an election period (and does not include any attendance fees or fees for service on, or as chairman of, a committee of the Board). Elections for each election period must be made by the 15th day of the fiscal year (or, if an eligible director’s initial appointment occurs after the first day of the fiscal year, the date of the initial election or appointment to the Board) (referred to as an “election date”). The number of shares of Common Stock subject to each option granted pursuant to such an election is calculated using the formula (A x B)/C, where “A” equals the dollar amount of annual retainer fee deferred, “B” equals 2.50 and “C” equals the fair market value of one share of Common Stock on the applicable election date, with fractional shares rounded up to the nearest whole number. Subject to continued service and earlier termination as described below, each stock option becomes exercisable in four equal installments on the first day of each of the first four fiscal quarters following the date of grant.

If an eligible director’s service as a director terminates due to death, the legal representative of the eligible director will have one year from the date his or her service terminates, or until the expiration of the option’s stated term, whichever first occurs, to exercise his or her options to the extent that the options were vested and exercisable on the date of termination of service. If an eligible director’s service as a director terminates due to disability, the eligible director will have one year from the date his or her service terminates, or until the expiration of the option’s stated term, whichever first occurs, to exercise his or her options to the extent that the options were vested and exercisable on the date of termination of service, provided, however, that if he or she dies during such one-year period, any unexercised option held by such eligible director will remain exercisable for a period of one year from the date of death or until the expiration of the stated term of such option, whichever period is shorter. If an eligible director’s service as a director terminates for any reason other than due to death or disability, the eligible director will have six months from the date his or her service terminates, or until the expiration of the option’s stated term, whichever first occurs, to exercise his or her options to the extent that the options were vested and exercisable on the date of termination of service, provided, however, that if he or she dies during such six-month period, any unexercised option held by such eligible director will remain exercisable for a period of one year from the date of death or until the expiration of the stated term of such option, whichever period is shorter. Notwithstanding the foregoing, in the event that a non-employee director has completed one full three-year term of service and his or her service on the Board terminates because he or she does not stand for re-election at the completion of such term, the initial option grant held by the non-employee director will become vested on the date of such termination as to the portion of the initial option grant that was scheduled to vest on the third anniversary of the date of grant if the three-year term of service was completed prior to such third anniversary date. In all cases, any portion of an option that is unvested on the date of a termination of service will automatically be forfeited.

Restricted Stock Awards.   Under the 2006 Directors’ Plan, each individual who first becomes a non-employee director of the Company on or after May 9, 2006 will automatically be granted a restricted stock award for 2,000 restricted shares of Common Stock as of the date that such person first becomes an eligible director. In addition, on the first business day of each of the Company’s fiscal years during the term of the plan, commencing January 1, 2007 (referred to as an “eligibility date”) each non-employee director who has not been an employee of the Company at any time during the immediately preceding 12 months will automatically be granted a restricted stock award for 4,000 restricted shares of Common Stock. However, if a non-employee director’s initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company is other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) he or she will not receive an annual restricted stock award on the first eligibility date that occurs after the date of his or her initial election or appointment. Eligible directors are entitled to voting and dividend rights with respect to the restricted shares subject to restricted stock awards. Subject to continued service, each restricted stock award becomes vested and non-forfeitable as to 100% of the shares subject to such award on the first to occur of (i) the second year anniversary of the date of grant or (ii) a termination of service if the eligible director has completed one full term of service and he or she does not stand for re-election at the completion of such term.

If an eligible director’s service as a director terminates for any reason, any shares subject to a restricted stock award that are not fully vested and free from restriction as of the eligible director’s termination of service will automatically be forfeited and returned to the Company.

Each restricted stock award is evidenced by an award agreement that sets forth the specific terms and conditions of the restricted stock award, not inconsistent with the terms of the 2006 Directors’ Plan.

Transferability Restrictions.   Subject to customary exceptions, rights and benefits under awards granted under the 2006 Directors’ Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally only exercisable by the eligible director (or, if the eligible director has suffered a disability, his or her legal representative). The Board may, however, permit certain transfers of options to an eligible director’s family members or to one or more trusts established for the benefit of such family members, or in certain other circumstances.

Changes in Capital Structure.   As is customary in incentive plans of this nature, in the event of certain changes to the outstanding shares of the Company’s Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock spilt, combination or exchange of shares, the Board may make (i) proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to prevent dilution or enlargement of the rights of participants under the 2006 Directors’ Plan with respect to the aggregate number of shares of Common Stock for which awards may be granted under the plan, the number of shares of Common Stock covered by each outstanding option, and the exercise price of each outstanding option and (ii) such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

In the event of a “change in control” of the Company (as defined in the 2006 Directors’ Plan), all outstanding options will become fully exercisable as of the date of the change in control and restricted shares subject to restricted stock awards then outstanding will vest 100% free of restrictions as of the date of the change in control. In the case of a change in control involving a merger of the Company or a consolidation involving the Company in which the Company is not the surviving entity or becomes a wholly owned subsidiary of the surviving entity or any parent thereof, each outstanding option will be converted into an option to acquire Common Stock of the surviving entity or its parent, with substantially the same terms and conditions, with appropriate adjustments as to the number and kind of shares and exercise prices.

No Limit on Other Authority.   The 2006 Directors’ Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation (subject to shareholder approval, if required), with or without reference to the Company’s Common Stock, under any other plan or authority.

Term of the Plan; Amendments.   The 2006 Directors’ Plan will become effective immediately upon its approval by the Company’s shareholders. Awards granted under the Existing Directors’ Plan prior to approval of the amendment and restatement by the shareholders will be governed by the provisions of the applicable prior version of this plan. Awards granted under the 2006 Directors’ Plan on or after approval by the shareholders will be subject to the terms and conditions set forth in the 2006 Directors’ Plan and any applicable amendment thereto. The 2006 Directors’ Plan will continue in effect until the earlier of (i) ten years from the effective date or (ii) the termination of the 2006 Directors’ Plan by action of the Board. No awards will be granted pursuant to the 2006 Directors’ Plan on or after the termination date, but awards granted prior to such date may extend beyond that date.

The Board may amend, alter, suspend or terminate the 2006 Directors’ Plan in whole or in part at any time and from time to time, provided that shareholder approval for amendment to the 2006 Directors’ Plan must be obtained to the extent required by applicable law. The Board may amend the terms of any award granted under the 2006 Directors’ Plan, except that participant consent will be required for any amendment that impairs the rights of such participant. Notwithstanding the foregoing, the Board has broad authority to amend the 2006 Directors’ Plan or any award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

Securities Underlying Awards

The closing price of a share of the Company’s Common Stock as of April 7, 2006 was $42.83 per share. If the 2006 Directors’ Plan is approved by shareholders, the Company plans to register the additional 500,000 shares of Common Stock available for issuance under the 2006 Directors’ Plan under the Securities Act of 1933, as amended.

Federal Income Tax Consequences of Awards Under the 2006 Directors’ Plan

The U.S. federal income tax consequences of the 2006 Directors’ Plan under current federal law, which are subject to change, are summarized in the following discussion.

For non-qualified stock options, the Company is generally entitled to deduct, and the participant recognizes taxable income in, an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at the time of exercise. Once exercised, the participant receives capital gain treatment on any further gain or loss. For restricted stock awards, restricted stock is taxed as income at the time the restrictions lapse (although participants may elect earlier taxation and convert future gains to capital gains) in an amount equal to the fair market value of the Common Stock at the time the restrictions lapse and the Company will generally have a corresponding deduction at the time the participant recognizes income.

Specific Benefits

The following chart presents the stock options and restricted shares that would be allocated, based on the stated assumptions, to eligible directors pursuant to the formulaic annual option grant and restricted stock award features of the 2006 Directors’ Plan, subject to any future amendments. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the 2006 Directors’ Plan.

Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan
(Annual Non-Employee Director Automatic Option and Restricted Stock Awards)

Name and Position	Number of Shares Underlying Stock Options	Number of Shares Subject to Restricted Stock Awards
Maurice Marciano, Co-Chairman of the Board and Co-Chief Executive Officer	Not eligible	Not eligible
Paul Marciano, Co-Chairman of the Board and Co-Chief Executive Officer	Not eligible	Not eligible
Carlos Alberini, President and Chief Operating Officer	Not eligible	Not eligible
Michael Relich, Senior Vice President and Chief Information Officer	Not eligible	Not eligible
Frederick Silny, Senior Vice President and Chief Financial Officer	Not eligible	Not eligible
Nancy Shachtman, President of Wholesale	Not eligible	Not eligible
Executive Group	Not eligible	Not eligible
Non-Executive Director Group (4 persons)	300,000(1)	160,000(2)
Non-Executive Officer Employee Group	Not eligible	Not eligible

(1)          Represents the aggregate number of shares subject to automatic grants of stock options for calendar years 2007 through 2016, assuming, among other future variables, that there are no new eligible directors, there continues to be four eligible directors seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares that will be subject to stock options for initial one-time grants to new directors is not determinable.

(2)          Represents the aggregate number of shares subject to automatic grants of restricted stock awards for calendar years 2007 through 2016, assuming, among other future variables, that there are no new eligible directors, there continues to be four eligible directors seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares that will be subject to restricted stock awards for initial one-time grants to new directors is not determinable.

The number of shares that will be subject to stock option awards in lieu of annual cash retainers under that feature of the 2006 Directors’ Plan is not determinable at this time because it depends on future variables, such as the number of eligible directors who make such elections, stock prices and any increases to cash compensation of directors from time to time.

If the 2006 Directors’ Plan had been in existence during 2005, the Company expects that award grants would not have been substantially different from those actually made under the Existing Directors’ Plan.

Equity Compensation Plan Information

The Company currently maintains four equity compensation plans: the Guess?, Inc. 2004 Equity Incentive Plan (the “2004 Incentive Plan”), the Guess?, Inc. 1996 Equity Incentive Plan (the “1996 Incentive Plan”), the Existing Directors’ Plan and the Guess?, Inc. 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”), each of which has been approved by the Company’s shareholders. Shareholders are being asked to approve an amendment and restatement of the Existing Directors’ Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders	2,117,268	$13.33	11,202,415	(1)
Equity compensation plans not approved by shareholders	0	0	0
Total	2,117,268	$13.33	11,202,415	(1)

(1)          Of this number (i) 9,333,950 shares were available at December 31, 2005 for future issuance under stock options, SARs, restricted stock awards, performance share awards or performance units under the 2004 Incentive Plan (the Company has filed a registration statement with respect to 5,000,000 of the 10,000,000 shares authorized for grant under the 2004 Incentive Plan), (ii) no shares were available for future issuance under the 1996 Incentive Plan, (iii) 1,780,949 shares were available at December 31, 2005 for future issuance pursuant to the Stock Purchase Plan and (iv) 87,516 shares were available at December 31, 2005 for future issuance under stock options and restricted stock awards under the Existing Directors’ Plan. This table does not reflect the additional 500,000 shares that would become available under the Existing Directors’ Plan if shareholders approve the 2006 Directors’ Plan proposal at the Annual Meeting.

Vote Required

The Board believes that the approval of the amendment and restatement of the Existing Directors’ Plan will promote the interests of the Company and its shareholders and continue to enable the Company to attract, retain and reward non-employee directors important to the Company’s success.

All four non-employee members of the Board are eligible to receive awards under the Existing Directors’ Plan and thus have a personal interest in the approval of the amendment and restatement thereof.

The favorable vote of a majority of votes cast regarding the proposal is required to approve the amendment and restatement of the Existing Directors’ Plan. Accordingly, broker non-votes will not affect the outcome of the vote on the proposal and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the amendment and restatement of the Existing Directors’ Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the Existing Directors’ Plan.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
(Item 3 on Proxy Card)

The Audit Committee has selected the firm of KPMG LLP (“KPMG”), the Company’s independent auditors for the year ended December 31, 2005, to act in such capacity for the fiscal year ending December 31, 2006, and recommends that the shareholders vote in favor of such appointment. There are no affiliations between the Company and KPMG, its partners, associates or employees, other than those which pertain to the engagement of KPMG in the previous year (i) as independent auditors for the Company and (ii) for certain tax advice and tax planning services. KPMG has served as the Company’s independent auditors since 1990.

Shareholder approval of the selection of KPMG as our independent auditors is not required by our Bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Audit Committee will consider the results of the shareholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of KPMG. Even if KPMG’s appointment is ratified by the shareholders, the Audit Committee may, at its discretion, appoint a new independent auditing firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

We expect that a representative of KPMG will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as he or she may desire.

The favorable vote of a majority of votes cast regarding the proposal is required to ratify the selection of KPMG. Accordingly, broker non-votes will not affect the outcome of the vote on the proposal and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of KPMG to serve as independent auditors for the Company for the fiscal year ending December 31, 2006.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The firm of KPMG has served as the Company’s independent auditors since 1990 and served as the Company’s independent auditors for the fiscal year ended December 31, 2005. As stated in Proposal No. 3, the Audit Committee has selected KPMG to serve as our independent auditors for the fiscal year ending December 31, 2006.

All fees paid to KPMG were reviewed and considered for independence by the Audit Committee.

Fiscal 2005 Audit Firm Fee Summary

During fiscal year 2005, we retained our principal independent auditor, KPMG, to provide services in the following categories and amounts:

	2005	2004
	(dollars in thousands)
Audit fees(1)	$1,310	$1,138
All other fees
Audit related fees(2)	$63	$135
Tax fees(3)	194	118
Other non-audit services(4)	0	0
Total all other fees	$257	$253

(1)          “Audit fees” consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in Form 10-Qs, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)          “Audit related fees” consist of fees for services related to employee benefit plans, assistance with the implementation of requirements under Section 404 of the Sarbanes-Oxley Act of 2002 and assurance and similar services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal controls that are not reported under “Audit Fees.”

(3)          “Tax fees” consist of fees for tax compliance, tax advice and tax planning services. For fiscal year 2004, the amount includes $48,200 for tax compliance and preparation services and $69,800 for all other tax related services. For fiscal year 2005, the amount includes $148,500 for tax compliance and preparation services and $45,500 for all other tax related services.

(4)          “Other non-audit services” consist of fees for any services not included in the first three categories.

All non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policies and procedures described below.

The Audit Committee has considered whether the provision of non-audit services provided by KPMG is compatible with maintaining KPMG’s independence. Before KPMG was engaged by the Company to render audit services for fiscal year 2006, the engagement was approved by the Company’s Audit Committee.

In addition to retaining KPMG to audit and review our consolidated financial statements for 2005, the Company retained KPMG, as well as other accounting firms, to provide other advisory services in 2005. The Company understands the need for KPMG to maintain objectivity and independence in its audit of the Company’s financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, the Audit Committee has restricted the non-audit services that KPMG may provide to the Company primarily to tax services and has determined that the Company would obtain even these non-audit services from KPMG only when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding.

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee, and any approvals made pursuant to this delegated authority normally will be reported to the Audit Committee at its next meeting.

The Audit Committee Charter requires that the lead KPMG partner assigned to our audit be rotated at least every five years and that other KPMG partners be rotated at least every seven years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company’s system of internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. KPMG LLP, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s financial statements, expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles, and providing an attestation report on management’s assessment of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements. In addition, we have discussed with KPMG its independence from management and the Company including matters required to be discussed by Statement on Auditing Standards No. 61, as amended, pertaining to communications with audit committees. We have also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees).

The Audit Committee has met with KPMG, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

By the Audit Committee,
Anthony Chidoni, Chairman
Alice Kane
Alex Yemenidjian

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information available to the Company, as of April 4, 2006, with respect to shares of Common Stock held by (i) those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of such shares, (ii) each of the executive officers listed in the Summary Compensation Table below (the “Named Executive Officers”), (iii) all directors of the Company and (iv) all directors and executive officers of the Company as a group.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner(1)	Number	Percent of Class(2)
Maurice Marciano(3)	14,494,544	31.73%
Paul Marciano(4)	10,229,500	22.48%
Carlos Alberini(5)	235,879	*
Anthony Chidoni(5)	73,508	*
Alice Kane(5)	29,826	*
Karen Neuburger(5)	17,136	*
Michael Relich(5)	31,800	*
Nancy Shachtman	0	*
Frederick Silny(5)	5,804	*
Alex Yemenidjian(5)	10,000	*
All directors and executive officers as a group (11 persons)(6)	25,143,997	54.56%

*                    Less than 1.0%

(1)          The address of each of the beneficial owners is c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021. Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal shareholders.

(2)          The number of shares outstanding used in calculating the percentages for each person includes shares that may be acquired by such person upon the exercise of options exercisable within 60 days of April 4, 2006 but excludes shares underlying options held by any other person. The percent of beneficial ownership is based on 45,423,974 shares of Common Stock outstanding on April 4, 2006.

(3)          Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 669,905 shares held directly, 5,190,319 shares held indirectly as sole trustee of the Maurice Marciano Trust, 8,145,485 held indirectly as manager of Marciano Financial Holdings II, LLC, 216,300 shares held indirectly as president of the Maurice Marciano Family Foundation; 10,000 shares held by his wife (with respect to which he has shared voting and investment power); 35 shares held as sole trustee of the Maurice Marciano Gift Trust FBO Caroline Marciano; and 262,500 shares that may be acquired upon the exercise of options exercisable within 60 days of April 4, 2006.

(4)          Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 444,803 shares held directly, 1,466,711 shares held indirectly as sole trustee of the Paul Marciano Trust, 8,145,486 held indirectly as manager of Marciano Financial Holdings II, LLC, 100,000 shares held indirectly as president of the Paul Marciano Foundation; and 72,500 shares that may be acquired upon the exercise of options exercisable within 60 days of April 4, 2006.

(5)          Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 4, 2006, as follows: Carlos Alberini, 226,250 shares; Anthony Chidoni, 60,508 shares; Alice Kane, 13,326 shares; Karen Neuburger; 8,136 shares; Michael Relich, 15,000 shares; Frederick Silny, 2,500 shares; and Alex Yemenidjian, 3,000 shares.

(6)          Includes: 663,720 shares of Common Stock that may be acquired upon the exercise of options within 60 days of April 4, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has engaged in various related party transactions as described below, including transactions with entities affiliated with trusts for the respective benefit of Maurice and Paul Marciano, who are executives of the Company, Armand Marciano, their brother and former executive of the Company, and certain of their children (the “Marciano Trusts”).

License Agreements and Licensee Transactions

Charles David License.   On September 28, 1990, the Company entered into a license agreement with Charles David of California (“Charles David”). Charles David is controlled by the father-in-law of Maurice Marciano. The Marciano Trusts and Nathalie Marciano (the spouse of Maurice Marciano) together owned 50% of Charles David and the remaining 50% was owned by the father-in-law of Maurice Marciano. During the second quarter of 2004, the Marciano Trusts and Armand Marciano sold their shares in Charles David and no longer own any shares in Charles David. Nathalie Marciano, the wife of Maurice Marciano, continues to own 10% of the shares in Charles David. The license agreement granted Charles David the rights to manufacture worldwide and distribute worldwide (except Japan and certain European countries) for men, women and some children, leather and rubber footwear which bear the GUESS? trademark. The license also included related shoe care products and accessories. In 2002, the license agreement was renewed for six years and included athletic footwear. The Charles David license agreement was terminated effective December 31, 2004 for athletic footwear and June 30, 2005 for fashion footwear. There are no other rights or obligations between the Company and Charles David.

Gross royalties earned by the Company under such license agreement for the fiscal years ended December 31, 2005, 2004 and 2003 were $0.3 million, $2.3 million, and $2.4 million, respectively. Additionally, the Company purchased $0.4 million, $4.9 million, and $5.9 million of products from Charles David for resale in the Company’s retail stores during the same periods. At December 31, 2004, the Company had royalty receivables due from Charles David of $0.4 million. At December 31, 2005, the Company had no royalty receivables due from Charles David.

Maco Transactions.   In May 1997, the Company sold substantially all of the assets and liabilities of its wholly-owned subsidiary, Guess Italia, Srl (“Guess Italia”), to Maco Apparel, S.p.a. (“Maco”). The effect of the net asset disposal was immaterial to the Company’s results of operations. In connection with this sale, the Company also purchased a 10% ownership interest in Maco and entered into an approximate ten-year license agreement with Maco granting it the right to manufacture and distribute certain men’s and women’s jeanswear apparel, which bear the GUESS? trademark, in certain parts of Europe. In addition to royalty fees, the Company also received $14.1 million over a four-year period in consideration of the grant of the license rights for men’s and women’s jeanswear apparel. The Company recorded $5.9 million and $5.8 million in royalty fees from Maco related to product sales in 2004 and 2003, respectively. At December 31, 2004 and 2003, the Company had royalty receivables due from Maco of $1.1 million and $0.9 million, respectively.

During the first quarter of 2005, the Company and Guess Italia (collectively, the “Purchasers”) completed the acquisition of the remaining 90% of Maco the Company did not already own from Fingen S.p.A. and Fingen Apparel N.V. (collectively, the “Sellers”), as well as the assets and leases of nine retail stores in Europe. The acquisition of a tenth store was completed later in 2005. The agreement included the purchase of inventory and receivables, the assumption of certain liabilities, the repayment of debt and the transfer of leases for the GUESS retail locations. The total purchase price for the Maco shares and ten retail stores was approximately $21.4 million plus the assumption of approximately $44.9 million in debt. At December 31, 2005, $3.3 million of the purchase price remained payable in $0.5 million installments on each January 30 and June 30 through June 30, 2009, or until paid.

BARN License.   On January 1, 2003, the Company entered into a license agreement with BARN S.r.l. (“BARN”), an Italian corporation, under which the Company granted BARN the right to manufacture and distribute children’s clothing in certain territories of Europe. The license has an initial term of three years and has terms substantially similar to the Company’s other license agreements. Two key employees of the Company’s wholly-owned subsidiary, Guess Italia, own BARN. In addition, Guess Italia provides office space and certain services for BARN. During 2005, 2004 and 2003, the Company recorded $0.9 million, $0.5 million and $0.3 million, respectively, in revenues related to this license. At both December 31, 2004 and 2003 the Company had an outstanding receivable due from BARN of $0.1 million. At December 31, 2005 the Company had negligible royalty receivables due from BARN.

Leases

During the first quarter of 2005, the Company, through a wholly-owned Canadian subsidiary, began leasing warehouse and administrative facilities in Montreal, Quebec from a partnership affiliated with Maurice Marciano and Paul Marciano. The lease has a term of ten years with initial lease payments of approximately $530,000 Canadian per year. The Company and the lessors entered into a written lease agreement during the second quarter of 2005. Total rent expense was $508,000 Canadian in the year ended December 31, 2005.

The Company leases manufacturing, warehouse and administrative facilities from partnerships affiliated with the Marciano Trusts and certain of its affiliates. There were three of these leases in effect at December 31, 2005, with expiration dates in February 2007, July 2008 and December 2014. The total lease payments to these limited partnerships are currently $0.3 million per month. Aggregate rent expense under leases in effect for the fiscal years ended December 31, 2005, 2004 and 2003 were $2.9 million, $3.1 million, and $3.4 million, respectively.

Aircraft Charter Arrangements

The Company entered into an agreement with MPM Financial, LLC, a California limited liability company (“MPM Financial”) owned by an affiliated trust of Maurice Marciano and Paul Marciano, to periodically charter an aircraft owned by MPM Financial and managed pursuant to an Aircraft Charter and Management Services Agreement dated December 31, 2004 by and between MPM Financial and The Air Group, Inc. (“The Air Group”), an independent third party. Under the charter arrangement, the Company was entitled to receive a ten percent discount from the standard hourly charter rates The Air Group charges for the aircraft to unrelated third parties. The Company and MPM Financial have terminated the agreement and the Company intends to enter into an agreement directly with The Air Group on substantially similar terms.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company as of April 4, 2006 are as follows:

Name	Age	Position
Maurice Marciano	57	Director, Co-Chairman of the Board and Co-Chief Executive Officer
Paul Marciano	53	Director, Co-Chairman of the Board and Co-Chief Executive Officer
Carlos Alberini(1)	50	Director, President and Chief Operating Officer
Anthony Chidoni	54	Director
Alice Kane(1)	58	Director
Karen Neuburger	59	Director
Stephen Pearson	51	Executive Vice President and Chief Supply Chain Officer
Michael Relich	45	Senior Vice President and Chief Information Officer
Nancy Shachtman	49	President of Wholesale
Frederick Silny(2)	55	Senior Vice President and Chief Financial Officer
Alex Yemenidjian	50	Director

(1)          Mr. Alberini and Ms. Kane have been nominated to stand for re-election at the Annual Meeting.

(2)          On February 8, 2006, the Company announced that Mr. Silny will be leaving the Company effective May 9, 2006.

With respect to the directors named above, Anthony Chidoni, Alice Kane, Karen Neuburger and Alex Yemenidjian are deemed to be “independent” directors under the director independence standards of the NYSE.

Maurice Marciano, age 57, who was one of the founders of the Company in 1981, has served as Co-Chairman of the Board and Co-Chief Executive Officer since November 15, 1999. Mr. Marciano served as Chairman of the Board and Chief Executive Officer of the Company from August 1993 to November 15, 1999. Mr. Marciano served as President of the Company from June 1990 to September 1992 and as Executive Vice President from 1981 until June 1990. From February 1993 to May 1993, Mr. Marciano was Chairman, Chief Executive Officer and Director of Pepe Clothing USA, Inc. Mr. Marciano has served as a director of the Company since 1981 (except for the period from January 1993 to May 1993) and his present term as a Class III director will expire at the 2008 annual meeting of shareholders.

Paul Marciano, age 53, joined the Company two months after its inception in 1981 and has served as creative director for the Company’s advertising worldwide. Mr. Marciano served as Senior Executive Vice President of the Company from August 1990 to September 1992 and as President and Chief Operating Officer of the Company from September 1992 to December 2000. Mr. Marciano has also served as Co-Chairman and Co-Chief Executive Officer of the Company since November 15, 1999. Mr. Marciano has served as a director of the Company since 1990. His present term as a Class II director will expire at the 2007 annual meeting of shareholders.

Carlos Alberini, age 50, joined the Company in December 2000 as President and Chief Operating Officer. Prior to joining the Company, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc. from October 1996 to December 2000. Prior to his position at Footstar, Inc., from May 1995 to October 1996 Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, from 1987 to 1995 he served as Corporate Controller and rose to Senior Vice President and Chief Financial Officer and Treasurer of The Bon Ton Stores, and he spent ten years with Price Waterhouse until leaving the firm as an audit manager in 1987. Mr. Alberini has served as a director of the Company since December 11, 2000, and his present term as a Class I director will expire at the Annual Meeting.

Anthony Chidoni, age 54, has been the principal and owner of Lorelle Capital, a private hedge fund, since January 2004. From January 1990 to January 2004, he was the Managing Director of Private Client Business in the Los Angeles office of investment bank Credit Suisse First Boston, and its predecessor Donaldson Lufkin & Jenrette, where he had served in various positions for 21 years. Mr. Chidoni has served as a director of the Company since November 2002 and his present term as a Class II director will expire at the 2007 annual meeting of shareholders.

Alice Kane, age 58, has been General Counsel of North America for the Zurich Financial Group, a commercial property-casualty insurance provider, since October 2005. Ms. Kane was also a founder of Q-Cubed Alternative Advisor LLC, a hedge fund, and was its Chair and Managing Director from September 2004 until October 2005. Ms. Kane was the Chairman of Blaylock Asset Management, a start-up minority and women-owned institutional manager, from September 2002 through March 2004 and had been providing consulting services for Blaylock & Partners, L.P. since December 2001. Prior to that, Ms. Kane was the President of American General Fund Group and Chairman of VALIC Group Annuity Funds. Ms. Kane joined American General Corporation, one of the nation’s largest diversified financial organizations, as Executive Vice President of their investments advisory subsidiary, American General Investment Management L.P., in June 1998. Prior to joining American General Corporation, Ms. Kane served her entire financial services industry career starting in 1972 at New York Life Insurance Company where she served in various positions, including Executive Vice President in charge of Asset Management. She also served as General Counsel of New York Life from 1986 to 1995. Ms. Kane is currently a trustee and member of the audit committee for Sparx Funds Trust, a mutual fund, and a director and member of the audit and compensation committees of Corinthian Colleges, Inc., one of the largest post-secondary education companies in North America. Ms. Kane has served as a director of the Company since June 1998 and her present term as a Class I director will expire at the Annual Meeting.

Karen Neuburger, age 59, is the co-founder of her namesake brand, and an owner and a principal of both KN Ltd. and San Francisco Network. Both companies market and produce the Karen Neuburger brand products. Ms. Neuburger serves on the board of directors for both companies and she served as President and Design Director of both companies from 1994 through 2002. She is currently the Chief Lifestyle Officer for KN Ltd., which includes sleepwear and casual apparel, home fashion accessories, bedding and tabletop. Ms. Neuburger has served as a director of the Company since June 30, 2004 and her present term as a Class II director will expire at the 2007 annual meeting of shareholders.

Stephen L. Pearson, age 51, joined the Company in January 2006 as Executive Vice President and Chief Supply Chain Officer. Prior to joining the Company, Mr. Pearson served as Executive Vice President Merchandising, Design, Product Development and Supply Chain for the J Jill Group, a specialty retail and catalog apparel company, from June 2003 to December 2005. Prior to his position with J Jill, he served as Executive Vice President, Business Development for Freeborders, Inc., a Product Lifecycle Management (PLM) solutions provider, from March 2000 to June 2003. From June 1979 until March 2000, Mr. Pearson served in various merchandising and supply chain positions for The Gap Inc., ultimately serving as Corporate Vice President, Product Integrity.

Michael Relich, age 45, joined the Company as Senior Vice President and Chief Information Officer in May 2004. Prior to joining the Company, he served as Chief Information Officer and Senior Vice President of MIS and E-Commerce of Wet Seal, Inc., a specialty apparel retailer, from August 2001 to May 2004, and as Senior Vice President, Engineering of Freeborders, Inc., a Product Lifecycle Management (PLM) solutions provider, from March 2000 to August 2001. Mr. Relich also held senior level IT positions with retailers HomeBase Inc. from 1995 to 2000, where he ultimately served as Assistant

Vice President of MIS, and Broadway Stores Inc. from 1983 to 1995, where he ultimately served as Director of Merchandise Systems.

Nancy Shachtman, age 49, has been President of Wholesale since November 1998 (except for the period from March 2002 through September 2002). From January 1998 through November 1998, Ms. Shachtman served as President of Sales. From October 1986 through January 1998, Ms. Shachtman served in various sales and merchandising positions for the Company including Vice President of Sales and Merchandising.

Frederick Silny, age 55, joined the Company as Senior Vice President and Chief Financial Officer in November 2001 from CarsDirect.com, Inc., where he was Chief Financial Officer and Corporate Secretary from June 1999. Prior to that, he spent ten years at IHOP Corp., the parent company of a leading chain of family restaurants, serving as Chief Financial Officer, Vice President-Finance and Treasurer. Between 1979 and 1989, Mr. Silny held a variety of financial and operational positions with Carnation Company, now a division of Nestle, and from 1982 to 1984, he headed international treasury for Litton Industries, Inc. He began his career as a certified public accountant with Coopers & Lybrand in 1976. On February 8, 2006, the Company announced that Mr. Silny will be leaving the Company effective May 9, 2006.

Alex Yemenidjian, age 50, is currently Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC. He served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc. from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM MIRAGE (formerly MGM Grand, Inc.) from 1989 to 2005. From July 1995 through December 1999, Mr. Yemenidjian served as President of MGM MIRAGE. He also served MGM MIRAGE in other capacities during such period, including as Chief Operating Officer from June 1995 until April 1999 and as Chief Financial Officer from May 1994 to January 1998. In addition, Mr. Yemenidjian served as an executive of the Tracinda Corporation, the majority owner of Metro-Goldwyn-Mayer Inc., from January 1990 to January 1997 and from February 1999 to April 1999. Mr. Yemenidjian is currently a director and member of the audit committee of Regal Entertainment Group, the largest motion picture exhibitor in the world, and a director of Baron Investment Funds Trust, a mutual fund. Mr. Yemenidjian has served as a director of the Company since May 2005 and his present term as a Class III director will expire at the 2008 annual meeting of shareholders.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence, Structure and Committee Composition

The Board is composed of seven directors, four of whom qualify as independent directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the NYSE. In determining independence, the Board affirmatively determines that directors have no material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm’s length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, more than $100,000 per year of direct compensation other than for Board or committee service, pension or other forms of deferred compensation for prior service or more than $100,000 per year of compensation paid to an immediate family member who is a non-executive employee of the Company; (3) not being employed within the past three years in any capacity, or having an immediate family member employed in a professional capacity, by the Company’s independent auditors, KPMG; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company’s present executive officers serve or served on the other company’s compensation committee; (5) not being an executive officer or employee, or having an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company, for property or services in an amount which, in 2004 or any of the three preceding calendar years, exceeds or exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues; (6) not being an executive officer of a charitable organization of which the Company has within the preceding three years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the charitable organization’s consolidated gross revenues; (7) not accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (8) not being an affiliated person of the Company or any of its subsidiaries.

Applying these categorical standards, the Board determined that the following directors qualify as independent: Anthony Chidoni, Alice Kane, Karen Neuburger and Alex Yemenidjian (the “Independent Directors”). Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee, also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

As of the date of this Proxy Statement, our Board has the following three committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.guessinc.com/Investors/. The Board of Directors held five meetings during 2005, and each director (including Alex Yemenidjian from the time of his election to the Board on May 10, 2005) attended at least 75 percent in the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member. Directors are encouraged to attend annual meetings of the Company’s shareholders. All seven directors attended the last annual meeting of shareholders.

Name of Director	Audit Committee		Compensation Committee		Nominating and Governance Committee
Independent Directors:
Anthony Chidoni	X	*	X		X
Alice Kane	X		X		X	*
Karen Neuburger			X		X
Alex Yemenidjian	X		X	*	X
Other Directors:
Carlos Alberini
Maurice Marciano
Paul Marciano
Number of Meetings in Fiscal 2005	8		6		5

X = Committee member; * = Chair

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 16. A current copy of the Audit Committee Charter is available on the Company’s website at http://www.guessinc.com/Investors/.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers, oversees the administration of the Company’s compensation and benefits plans, in particular the incentive compensation and equity-based plans of the Company, and prepares the annual report on executive compensation required by the rules and regulations of the SEC to be included in the Company’s proxy statement.

The report of the Compensation Committee is included herein on page 36. A current copy of the Compensation Committee Charter is available on the Company’s website at http://www.guessinc.com/Investors/.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors; recommends to the Board the director nominees for the next annual meeting of shareholders, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the director nominees for each annual meeting of shareholders; develops and recommends to the Board a set of Governance Guidelines applicable to the Company; oversees the evaluation of the Company’s management and the Board and its committees; and recommends to the Board director assignments and chair appointments for each Board committee, other than the Nominating and Governance Committee. Other specific duties and responsibilities of the Nominating and Governance Committee include: developing membership qualifications and criteria for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Co-Chairmen and Co-Chief Executive Officers; and presenting the results of the review to the Board and to the Co-Chairmen and Co-Chief Executive Officers; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members. The Chair of the Nominating and Governance Committee receives communications directed to non-management directors. A current copy of the Nominating and Governance Committee Charter is available on the Company’s website at http://www.guessinc.com/Investors/.

Consideration of Director Nominees

Shareholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” The Nominating and Governance Committee will evaluate a prospective nominee suggested by any shareholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.

Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the following information and documentation:

•       the nominator’s name, address and phone number and a statement of the number of shares of our Common Stock beneficially owned by the nominator during the year preceding the date of nomination;

•       the nominee’s name, age, business address, residence address, phone number, principal occupation and a statement of the number of shares of our Common Stock beneficially owned by the nominee during the year preceding the date of nomination;

•       a statement of the nominee’s qualifications for Board membership;

•       a description of all arrangements or understandings between the nominator and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such nominator;

•       a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•       a written consent by the nominee to being named as a nominee and to serve as a director if elected.

Any shareholder nominations for candidates for membership on the Board should be addressed to:

Guess?, Inc.
Attn: Chair of the Nominating and Governance Committee
c/o Corporate Secretary
1444 South Alameda Street
Los Angeles, California 90021

Director Qualifications

The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

•       reputation for integrity, strong moral character and adherence to high ethical standards;

•       holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•       demonstrates business acumen and experience, and ability to exercise sound business judgments in matters that relate to the current and long-term objectives of the Company;

•       ability to read and understand basic financial statements and other financial information pertaining to the Company;

•       commitment to understand the Company and its business, industry and strategic objectives;

•       commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and shareholders, and to generally fulfill all responsibilities as a director of the Company;

•       willingness to represent and act in the interests of all shareholders of the Company rather than the interests of a particular group;

•       good health and ability to serve for at least five years; and

•       for prospective non-employee directors, independence under SEC and applicable NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•       whether the prospective nominee will foster a diversity of backgrounds and experiences, and will add to or complement the Board’s existing strengths;

•       whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and NYSE rules; and

•       for incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee evaluates the current members of the Board whose terms are expiring and who are willing to serve an additional term utilizing the criteria described above to determine whether to recommend such directors for re-election. Both of the nominees for election at the Annual Meeting are current members of the Board who are standing for re-election. As previously disclosed by the Company on February 15, 2006, the staff of the SEC has notified (a so-called “Wells Notice”) Carlos Alberini that it is considering recommending that the SEC commence a civil enforcement action against him in connection with his service at his previous employer, Footstar, Inc. The period of the SEC’s inquiry predates his employment with the Company and is not directed to the Company or any other member of our management. Footstar, Inc. has announced that it has also received a Wells Notice from the SEC. Under the SEC’s rules, Mr. Alberini is permitted to make a “Wells Submission” in which he seeks to persuade the SEC that no such action should be commenced. Mr. Alberini has informed the Company that he made such a submission on March 21, 2006.

The Nominating and Governance Committee also regularly assesses whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders, members of management or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted shareholder nominations for candidates for the

Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee which is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. The sessions are chaired by Alex Yemenidjian, who has been appointed lead independent director of the Company. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate with the Board by submitting an e-mail to the Company’s Board at bod@guess.com. All directors have access to this e-mail address. Communications that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Nominating and Governance Committee.

Governance Guidelines and Committee Charters

The Company’s Governance Guidelines, which satisfy the NYSE’s listing standards for “corporate governance guidelines,” are available at http://www.guessinc.com/Investors/. Any person may request a copy of the Company’s Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Code of Conduct

The policies comprising our code of conduct are set forth in the Company’s Code of Conduct (the “Code of Conduct”), which was attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. These policies satisfy the SEC’s requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officers, principal financial officer and principal accounting officer or controller) and employees. The Code of Conduct is published on our website at http://www.guessinc.com/Investors/. Any person may request a copy of the Code of Conduct, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Indemnification of Directors

The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company’s Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with each of its directors and certain of its officers to effectuate these provisions and has purchased directors’ and officers’ liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

EXECUTIVE COMPENSATION

The following table sets forth each component of compensation paid or awarded to, or earned by, the Named Executive Officers for the fiscal years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s)(1) ($)		Securities Underlying Options(2) (#)	All Other Compensation(3) ($)
Maurice Marciano	2005	900,000		697,500		271,200	(4)(5)	1,150,842		121,700	1,558
Co-Chairman of the Board	2004	34,615	(6)	450,000	(6)	688,447	(4)(5)(6)	0		250,000	2,471
and Co-Chief Executive Officer	2003	900,000		300,000		373,799	(4)(5)	0		0	1,442
Paul Marciano	2005	981,923		4,682,296	(7)	83,969	(4)(8)	702,086		107,700	1,558
Co-Chairman of the Board	2004	900,000		770,000		68,674	(4)(8)	0		250,000	1,558
and Co-Chief Executive Officer	2003	900,000		600,000		163,003	(4)(8)	0		0	1,442
Carlos Alberini	2005	476,922		310,000		26,183	(9)	213,521		31,100	3,500
President and Chief	2004	416,346		150,000		37,949	(9)	0		0	2,115
Operating Officer	2003	520,192		160,000		32,665	(9)	0		100,000	3,000
Michael Relich(10)	2005	334,000		104,800		12,931	(11)	65,142		11,700	2,623
Senior Vice President and	2004	206,464		35,000		9,160	(11)	308,600	(12)	60,000	0
Chief Information Officer	2003	0		0		0		0		0	0
Nancy Shachtman	2005	416,000		83,200		23,915	(13)	0		7,000	1,950
President of Wholesale	2004	410,462		20,000		21,740	(13)	0		0	525
	2003	400,000		50,500		23,388	(13)	0		50,000	0
Frederick Silny	2005	320,580		99,400		9,234	(14)	0		0	3,366
Senior Vice President and	2004	316,312		0		14,676	(14)	77,900	(15)	10,000	370
Chief Financial Officer	2003	306,664		95,767		16,911	(14)	0		0	0

(1)             For 2005, reflects restricted stock granted on March 6, 2006 with respect to 2005 performance as follows (all valued at the closing price of the Company’s unrestricted Common Stock on the date of grant of $36.20, less the $.01 purchase price): to Maurice Marciano, 31,800 shares; to Paul Marciano, 19,400 shares; to Carlos Alberini, 5,900 shares; and to Michael Relich, 1,800 shares. All such shares of restricted stock vest in equal 25% installments beginning December 31, 2006 and on each December 31 thereafter. The restricted stock is eligible to receive dividends in the same manner as the Company’s unrestricted Common Stock.

(2)             For 2005, includes options to purchase Common Stock of the Company granted on March 6, 2006 with respect to 2005 performance as follows: to Maurice Marciano, options to purchase 71,700 shares; to Paul Marciano, options to purchase 57,700 shares; to Carlos Alberini, options to purchase 6,100 shares; to Michael Relich, options to purchase 1,700 shares; and to Nancy Shachtman, options to purchase 2,000 shares. All such options have an exercise price of $36.20 per share (the closing price of the Company’s Common Stock on the date of grant) and become exercisable in equal 25% installments beginning December 31, 2006 and on each December 31 thereafter.

(3)             Consists solely of contributions to the Company’s 401(k) Plan by the Company on behalf of such executive officers.

(4)             Includes the incremental cost to the Company of personal travel using aircraft owned, leased or chartered by the Company. The incremental cost is calculated based on the variable operating costs to the Company. Fixed costs which do not change based on usage are excluded. The amounts reported reflect a change in valuation methodology from prior years in which the costs of the personal use of Company aircraft were calculated using the Standard Industrial Fare Level (SIFL) tables found in the tax regulations. The 2003 and 2004 amounts have been re-calculated so that amounts are reported on a consistent basis.

(5)             Includes (a) for 2005, $18,723 for the use of Company leased or owned vehicles, $114,395 for personal air travel, $114,037 for home security and $24,045 for health insurance related expenses, (b) for 2004, $35,238 for the use of Company leased vehicles, $309,387 for personal air travel, $210,377 for the tax gross-up for amounts paid for personal air travel, $116,575 for home security and $16,870 for health insurance related expenses and (c) for 2003, $22,194 for the use of Company leased vehicles, $211,508 for personal air travel, $113,850 for home security and $26,247 for health insurance related expenses.

(6)             For 2004, Mr. Maurice Marciano voluntarily elected to waive all but $34,615 of his $900,000 salary. In addition, based on the achievement of certain pre-established goals, Mr. Maurice Marciano would have been entitled to receive a $770,000 bonus for 2004 under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”). However, at the voluntary request of Mr. Maurice Marciano, the Compensation Committee elected to reduce his 2004 bonus from $770,000 to $450,000. The Compensation Committee also elected to gross-up for tax purposes the amounts paid for personal air travel on Mr. Maurice Marciano’s behalf for 2004.

(7)             See “Compensation Committee Report—Compensation of the Co-Chief Executive Officers” for a description of the components of the 2005 bonus for Mr. Paul Marciano.

(8)             Includes (a) for 2005, $20,969 for the use of Company leased vehicles, $41,699 for personal air travel and $21,301 for health insurance related expenses, (b) for 2004, $20,500 for the use of Company leased vehicles, $33,480 for personal air travel and $14,694 for health insurance related expenses and (c) for 2003, $22,349 for the use of Company leased vehicles, $119,146 for personal air travel and $21,508 for health insurance related expenses.

(9)             Includes (a) for 2005, $10,466 for the use of Company leased or owned vehicles and $15,717 for health insurance related expenses, (b) for 2004, $22,270 for the use of Company leased vehicles, $14,337 for health insurance related expenses and $1,342 for relocation related expenses and (c) for 2003, $15,899 for the use of Company leased vehicles and $16,766 for health insurance related expenses.

(10)       Mr. Relich began his employment with the Company on May 3, 2004.

(11)       Includes (a) for 2005, $12,931 for health insurance related expenses and (b) for 2004, $9,160 for health insurance related expenses.

(12)       Calculated by multiplying the closing price of the Company’s unrestricted Common Stock on the date of grant of $15.44 per share (less the $.01 purchase price) by the number of shares of restricted stock awarded of 20,000. 25% of the restricted stock vests on each of the first and second anniversaries of the date of grant and the remaining 50% vests on the third anniversary of the date of grant. Using the closing price of the Company’s unrestricted Common Stock as of December 31, 2005 of $35.60 per share, the aggregate value of all unvested restricted stock (excluding any unvested restricted stock received after December 31, 2005) held by Mr. Relich as of such date was $534,000. The restricted stock is eligible to receive dividends in the same manner as the Company’s unrestricted Common Stock.

(13)       Includes (a) for 2005, a $9,000 automobile allowance and $14,514 for health insurance related expenses, (b) for 2004, a $9,000 automobile allowance and $12,347 for health insurance related expenses and (c) for 2003, a $9,000 automobile allowance and $14,077 for health insurance related expenses.

(14)       Includes (a) for 2005, $9,234 for health insurance related expenses,  (b) for 2004, $14,676 for health insurance related expenses and (c) for 2003, $16,911 for health insurance related expenses.

(15)       Calculated by multiplying the closing price of the Company’s unrestricted Common Stock on the date of grant of $15.59 per share (less the $.01 purchase price) by the number of shares of restricted stock awarded of 5,000. 25% of the restricted stock vests on each of the first and second anniversaries of the date of grant and the remaining 50% vests on the third anniversary of the date of grant. Using the closing price of the Company’s unrestricted Common Stock as of December 31, 2005 of $35.60 per share, the aggregate value of all unvested restricted stock held by Mr. Silny as of such date was $133,500. The restricted stock is eligible to receive dividends in the same manner as the Company’s unrestricted Common Stock.

Option Grants in Last Fiscal Year

	Individual Grants(1)				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	Number of Securities Underlying Options Granted(3) (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
Maurice Marciano	50,000	8.30	17.36	6/20/2015	545,881	1,383,368
Paul Marciano	50,000	8.30	17.36	6/20/2015	545,881	1,383,368
Carlos Alberini	25,000	4.15	17.36	6/20/2015	272,940	691,684
Michael Relich	10,000	1.66	17.36	6/20/2015	109,176	276,673
Nancy Shachtman	5,000	0.83	17.36	6/20/2015	54,588	138,337
Frederick Silny	0	0	N/A	N/A	N/A	N/A

(1)          Reflects options to purchase Common Stock granted during fiscal 2005, and therefore excludes the following options to purchase Common Stock granted March 6, 2006 with respect to 2005 performance: to Maurice Marciano, options to purchase 71,700 shares; to Paul Marciano, options to purchase 57,700 shares; to Carlos Alberini, options to purchase 6,100 shares; to Michael Relich, options to purchase 1,700 shares; and to Nancy Shachtman, options to purchase 2,000 shares. All such options were granted under the 2004 Incentive Plan, have an exercise price of $36.20 (the closing price of the Common Stock on the date of grant), have a ten year term and are exercisable in equal 25% installments beginning December 31, 2006 and on each December 31 thereafter.

(2)          The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

(3)          The options identified in this table were granted under the 2004 Incentive Plan and are exercisable in equal 25% installments beginning December 31, 2005 and on each December 31 thereafter. In the event a Named Executive Officer terminates his or her employment for any reason other than death, disability or retirement, his or her options may thereafter be exercised, to the extent they were exercisable on the date of termination, for a period of 60 days from the date of such termination of employment.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table provides information regarding option exercises during 2005 by the Named Executive Officers and the number and value of unexercised options to purchase Common Stock held by the Named Executive Officers as of December 31, 2005, based upon a value of $35.60 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2005.

Name	Shares Acquired on Exercise ($)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable/Unexercisable (#)(1)	Value of Unexercised In-the-Money Options At Fiscal Year-End Exercisable/Unexercisable ($)(1)
Maurice Marciano	0	0	262,500/37,500	5,230,500/684,000
Paul Marciano	0	0	262,500/37,500	5,230,500/684,000
Carlos Alberini	200,000	5,777,959	256,250/68,750	7,722,500/1,756,500
Michael Relich	15,000	256,696	2,500/52,500	45,600/1,044,000
Nancy Shachtman	37,500	629,254	1,250/53,750	22,800/1,535,400
Frederick Silny	82,500	2,091,124	0/7,500	0/150,075

(1)          Reflects number and value of unexercised options to purchase Common Stock held as of December 31, 2005, and therefore excludes the following options to purchase Common Stock granted on March 6, 2006 with respect to 2005 performance since such options were granted after December 31, 2005: to Maurice Marciano, options to purchase 71,700 shares; to Paul Marciano, options to purchase 57,700 shares; to Carlos Alberini, options to purchase 6,100 shares; to Michael Relich, options to purchase 1,700 shares; and to Nancy Shachtman, options to purchase 2,000 shares.

Pension Plan Table

During 2005, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) to become effective January 1, 2006. The SERP will provide select employees who satisfy certain eligibility requirements with certain benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The initial participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini.

Annual benefits available under the SERP (“SERP Benefits”) are calculated by multiplying the participant’s highest average compensation (including base salary and certain bonuses) during any two of the final three years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Mr. Maurice Marciano and Mr. Paul Marciano and 50% of such average compensation for all other participants, including Mr. Alberini. Bonus amounts earned by Mr. Paul Marciano under the Multi-Year Licensing Bonus (as more fully described below under “Compensation Committee Report-Compensation of the Co-Chief Executive Officers”), including $3,000,000 of Mr. Paul Marciano’s total 2005 bonus of $4,682,296, will not count toward Mr. Paul Marciano’s average compensation amount for purposes of calculating SERP benefits. SERP Benefits are also subject to a vesting schedule. Upon inception of the SERP, Mr. Maurice Marciano and Mr. Paul Marciano are each credited with twenty-four years of service and are fully vested in their SERP Benefits and Mr. Alberini is credited with five years of service and will incrementally vest in his SERP Benefit at the rate of 20% per year of SERP participation. Notwithstanding any vesting schedule, SERP Benefits become fully vested upon the participant’s death or disability or upon a change in control of the Company.

The following table shows the estimated annual benefits payable to Mr. Maurice Marciano, Mr. Paul Marciano and Mr. Carlos Alberini at the normal retirement age of 65 under the SERP. In accordance with the terms of the SERP, Mr. Alberini will not accrue any additional benefits following 20 years of credited service.

Final Average	Years of Credited Service
Compensation	5	10	15	20	25	30
$500,000	$62,500	$125,000	$187,500	$250,000	$300,000	$300,000
$1,000,000	$125,000	$250,000	$375,000	$500,000	$600,000	$600,000
$1,500,000	$187,500	$375,000	$562,500	$750,000	$900,000	$900,000
$2,000,000	$250,000	$500,000	$750,000	$1,000,000	$1,200,000	$1,200,000
$2,500,000	$312,500	$625,000	$937,500	$1,250,000	$1,500,000	$1,500,000
$3,000,000	$375,000	$750,000	$1,125,000	$1,500,000	$1,800,000	$1,800,000
$3,500,000	$437,500	$875,000	$1,312,500	$1,750,000	$2,100,000	$2,100,000

SERP Benefits are generally payable over the lifetime of the participant, subject to the advance election by each participant to receive an actuarial equivalent in the form of a ten or fifteen year term-certain life annuity or a joint and 50% survivor annuity. The SERP Benefit amounts above will be reduced by the amount of a participant’s estimated Social Security benefits. If a participant retires on or after reaching the age of 65, his SERP Benefit will begin to be paid in the form selected by the participant. If a participant’s employment is terminated prior to reaching the age of 65, his or her SERP Benefit will cease to accrue and he will begin to be paid in the form selected by the participant, commencing following the attainment of age 65. Upon a participant’s death or disability, the participant or his beneficiaries will generally be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit. The SERP provides that if a participant experiences a termination of employment within twelve months following a change in control of the Company, the participant will be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit as if such benefit had been completely vested following such termination.

EMPLOYMENT AGREEMENTS

The Company has entered into individual employment agreements (the “Executive Employment Agreements”) with each of Maurice Marciano and Paul Marciano (the “Executives”). The initial term of the Executive Employment Agreements began on August 13, 1996 (the “Effective Date”) and terminated on the third anniversary of the Effective Date. However, the Executive Employment Agreements automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 90 days prior to the end of the then current term. No notice has been given. The Executive Employment Agreements provide for an annual base salary of $900,000 for each of Mr. Maurice Marciano and Mr. Paul Marciano, which may be increased by the Compensation Committee based on annual reviews. The Compensation Committee elected to increase Mr. Paul Marciano’s base salary for 2005 to $1,000,000. The Executive Employment Agreements provide for annual bonuses to be determined in accordance with the Bonus Plan, with a target bonus equal to a minimum of 100% of base salary. As more fully described under “Compensation Committee Report,” during 2005, the Compensation Committee elected to make Mr. Paul Marciano eligible for additional bonuses based on the profitability of the licensing segment of the Company’s business for 2005 and future periods. Commencing on the expiration of the term of an Executive Employment Agreement, or earlier should an Executive Employment Agreement be terminated other than due to the Executive’s death or for cause (as defined in the Executive Employment Agreements), the Company and Mr. Maurice Marciano or Mr. Paul Marciano, as the case may be, will enter into a two-year consulting agreement under which such Executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of such Executive’s annual base salary, as in effect immediately prior to the commencement of the consulting period. In addition, each Executive is entitled to certain fringe benefits, including full Company-paid health and life insurance for himself and his immediate family during his lifetime, an automobile allowance and reasonable air travel. If either of the Executives is terminated without cause or resigns for good reason (as such terms are defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary and annual target bonus for the remainder of his term of employment. The Executive will also continue to participate in Company-sponsored health and life insurance, and other fringe benefit plans and programs during the severance period. Each Executive Employment Agreement further provides that upon the death or permanent disability of the Executive, such Executive (or his beneficiary) will receive a pro rata portion of his annual target bonus for the year in which the Executive’s death or permanent disability occurs. The Executive Employment Agreements also include certain noncompetition, nonsolicitation and confidentiality provisions.

In November 2000, Carlos Alberini entered into an employment agreement with the Company, as amended (the “Alberini Employment Agreement”), for a term commencing on December 11, 2000 through December 31, 2003. The Alberini Employment Agreement was amended on June 16, 2003 and provides for a month-to-month term after December 31, 2003. The Alberini Employment Agreement provides for an annual base salary of $400,000, which may be increased by the Compensation Committee based on annual reviews. See “Summary Compensation Table” for actual base salary paid during each of the last three fiscal years. In addition, the Alberini Employment Agreement provides for annual bonuses to be determined in accordance with the Bonus Plan, with a maximum bonus equal to 120% of base salary if applicable performance goals are met. As provided in the Alberini Employment Agreement, on December 11, 2000, Mr. Alberini was granted, under the 1996 Equity Incentive Plan, 205,680 shares of restricted Common Stock, all of which have since vested, and stock options to purchase 500,000 shares of Common Stock with an exercise price equal to the closing price on December 11, 2000, all of which have since vested. Pursuant to the amendment to the Alberini Employment Agreement, on July 29, 2003, Mr. Alberini was granted stock options to purchase an additional 100,000 shares of Common Stock under the 1996 Incentive Plan with an exercise price equal to the closing price on such date and which vest over a four year period beginning on the first anniversary of the date of grant. Mr. Alberini is eligible to participate in the Company’s 401(k) Plan and is entitled to other similar benefits provided to senior executives. If Mr. Alberini’s employment is terminated by the Company at any time other than for his death, disability or for cause (as such terms are defined in the Alberini Employment Agreement), the Company and Mr. Alberini will enter into a consulting agreement for up to twelve months under which Mr. Alberini will render consulting services for which the Company will pay an annualized consulting fee equal to Mr. Alberini’s base salary, as in effect prior to the commencement of the consulting period. In addition, Mr. Alberini will be entitled to receive continued vesting of any then outstanding options over the term of the consulting period. The Alberini Employment Agreement also includes certain noncompetition, nonsolicitation and confidentiality provisions.

On October 22, 2001, the Company extended an offer of employment to Frederick Silny (the “Silny Letter”). Pursuant to the Silny Letter, Mr. Silny receives a base salary of $300,000 per year. See “Summary Compensation Table” for actual base salary paid during each of the last three fiscal years. In addition, the Silny Letter provides for annual bonuses to be determined in accordance with the Bonus Plan. Pursuant to the Silny Letter, Mr. Silny was granted incentive stock options to purchase 71,684 shares of Common Stock and non-qualified stock options to purchase 8,316 shares of Common Stock under the 1996 Incentive Plan which vested over a four year period beginning on the first anniversary of the date of grant. In addition, Mr. Silny was granted 10,000 shares of restricted Common Stock under the 1996 Incentive Plan which vested over a three year period beginning on the first anniversary of the date of grant. The Silny Letter also provided for a severance payment in an amount equal to six months of base salary and health and disability benefits, upon termination of Mr. Silny’s employment by the Company for reasons other than for cause. On February 8, 2006, the Company announced that Mr. Silny will be leaving the Company to pursue other opportunities effective May 9, 2006. In connection with Mr. Silny’s departure, the Company and Mr. Silny entered into a Separation Agreement (the “Separation Agreement”) dated as of February 9, 2006, pursuant to which, among other things, Mr. Silny will receive (i) severance in the amount of $160,295.20 to be paid in equal bi-weekly installments over a six month period following his departure on May 9, 2006, subject to a reduction of up to the entire amount upon accepting a position with another company prior to the completion of the six month period, (ii) a cash bonus with respect to the 2005 calendar year for which he is eligible under the Company’s executive incentive program, (iii) a cash payment in the amount of $300,000 payable after his departure and (iv) health and disability benefits for a six month period following his departure. The Separation Agreement also contains confidentiality and non-solicitation covenants in favor of the Company and provides that the Company and Mr. Silny each agree to a general release of the other.

On August 16, 2002, the Company extended an offer of employment to Nancy Shachtman (the “Shachtman Letter”). The Shachtman Letter provides for base salary of $400,000 per year. See “Summary Compensation Table” for actual base salary paid during each of the last three fiscal years. In addition, the Shachtman Letter provides for annual bonuses to be determined in accordance with the Bonus Plan. Pursuant to the Shachtman Letter, Ms. Shachtman was granted, under the 1996 Incentive Plan, non-qualified stock options to purchase 100,000 shares of Common Stock, which vest over a four year period beginning on the first anniversary of the date of grant, and 40,000 shares of restricted Common Stock, which vested over a three year period. The Shachtman Letter also provides for a car allowance of up to $8,000 per year.

On February 20, 2004, the Company extended an offer of employment to Michael Relich (the “Relich Letter”). The Relich Letter provides for base salary of $325,000 per year. See “Summary Compensation Table” for actual base salary paid during each of the last three fiscal years. In addition, the Relich Letter provides for annual bonuses to be determined in accordance with the Bonus Plan. Pursuant to the Relich Letter, Mr. Relich was granted, under the 1996 Incentive Plan, non-qualified stock options to purchase 60,000 shares of Common Stock, which vest over a four year period beginning on the first anniversary of the date of grant, and 20,000 shares of restricted Common Stock, which vest over a three year period. The Relich Letter also provides for a severance payment in an amount equal to four months of base salary upon termination of Mr. Relich’s employment by the Company for reasons other than for cause. The amount of the severance payment that would be due to Mr. Relich is subject to an offset equal to any amounts that he earns from other employment during the period ending four months after his termination.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

Directors who are not employees of the Company (“Non-Employee Directors”) receive an annual retainer, an annual committee chair retainer (if applicable) and attendance fees for Board and committee meetings. In June 2005, the annual retainer was increased from $30,000 to $35,000, the annual committee chair retainer paid to the chairperson of the Compensation Committee and the Nominating and Governance Committee was increased from $5,000 to $8,000 and to the chairperson of the Audit Committee from $5,000 to $12,000, attendance fees for committee meetings were increased from $750 to $1,000 per committee meeting attended and attendance fees for Board meetings remained unchanged at $1,500 per Board meeting attended. Beginning in 2006, Non-Employee Directors may elect to defer all or a portion of their cash compensation in accordance with the Company’s Non-Qualified Deferred Compensation Plan. See “Compensation Committee Report-Non-Qualified Deferred Compensation Plan” below.

Under the terms of the Existing Directors’ Plan, Non-Employee Directors are entitled to receive pre-determined grants of stock options and restricted stock, as follows: (i) upon joining the Board, 2,000 shares of restricted Common Stock and non-qualified options to purchase 12,000 shares of Common Stock and (ii) on the first business day of each fiscal year, an additional 4,000 shares of restricted Common Stock (increased from 2,000 shares in June 2005) and non-qualified options to purchase 7,500 shares of Common Stock. The shares of all such restricted Common Stock vest in full on the earlier of the second anniversary of the date of issuance or on the last day of such Non-Employee Director’s term if such term is served in full. The exercise price of such options is equal to the closing market price of the Common Stock on the respective date of grant and the term of the options is ten years. The options become exercisable in 25% installments on each of the first four anniversaries of the date of grant.

In addition, each Non-Employee Director may elect to receive, in lieu of his or her annual retainer fees, non-qualified options to purchase a number of shares of Common Stock equal in value to 2½ times that of the fees so waived. The aggregate exercise price of these options is equal to the closing market price of the Common Stock on the date of grant. These options become exercisable in 25% installments on the first day of each of the four fiscal quarters following the date of grant. In the event of a change of control of the Company, all outstanding options immediately become exercisable and all restricted stock immediately vests.

The proposed 2006 Directors’ Plan, more fully described in Proposal No. 2 to this Proxy Statement, does not increase or otherwise amend the individual equity award amounts provided to Non-Employee Directors as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2005 were Mr. Howard Weitzman, the Company’s former director and Chairman of the Compensation Committee until his term expired at the 2005 annual meeting of shareholders, Mr. Yemenidjian, Chairman of the Compensation Committee since his election to the Board at the 2005 annual meeting of shareholders, Mr. Chidoni, Ms. Kane and Ms. Neuburger. None of the Company’s executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors during the fiscal year ended December 31, 2005.

No member of the Compensation Committee is an employee or a former officer of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for establishing the Company’s compensation philosophy and strategies. Our primary goal is to design a compensation program for executive officers that best serves the interests of the Company and its shareholders. Each member of the Compensation Committee is an independent director. From time to time, we engage independent compensation consultants to assist us in developing and maintaining our executive compensation program consistent with our compensation philosophy and strategies.

Compensation Philosophy

Our compensation philosophy is to develop and administer compensation programs that enable the Company to attract, motivate and retain the highly qualified executives necessary to compete successfully and increase shareholder value. To assist the Company in realizing these objectives, the Compensation Committee has developed policies and programs that include the following elements:

•       Total compensation that is competitive with the compensation practices of those peer companies with which the Company competes for talent;

•       An emphasis on “pay-for-performance,” with a significant portion of executive compensation tied to the Company’s achievement of pre-established financial objectives as well as individual performance; and

•       As levels of executive responsibilities increase, the percentage of executive compensation based on performance, including compensation paid in the form of equity, should also increase.

The Company seeks to attract and retain executive talent by offering competitive base salaries as well as annual cash and equity based performance incentive opportunities. The Compensation Committee believes that to attract and retain a highly-skilled executive team, the Company’s compensation practices must remain competitive with those of other employers in the industry with which the Company competes for talent.

Components of Executive Compensation

When making compensation decisions, the Compensation Committee considers all components of an executive’s compensation package. The principal components of executive officer compensation are generally as follows:

Base Salary

The Compensation Committee reviews and approves base salaries for executive officers annually and in connection with promotions or other changes in responsibilities. We seek to pay competitive base salaries at levels that will effectively attract and retain top talent. We consider market data, individual compensation history, pay in relation to other executives at the Company, individual job performance and future potential, as well as evaluations and recommendations by senior management.

Annual Cash Performance Bonus

We believe that a significant portion of compensation for executive officers should be based on the financial performance of the Company, with the opportunity to earn substantial awards in connection with superior business performance. Annual cash bonuses are generally payable to the Company’s executive officers under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”), a performance-based plan intended to motivate key employees by directly linking cash bonus awards to specific pre-established performance goals. Specific measurements that can be used by the Compensation Committee (in its sole discretion) each period are set forth in the Bonus Plan, a copy of which is attached as Appendix A to the proxy statement for the Company’s 2005 annual meeting of shareholders. We approve threshold, target and stretch performance goals and potential bonuses at the beginning of each performance period. Actual bonus amounts are calculated based on the extent to which the pre-established performance goals are achieved with respect to each participant. Bonuses are paid under the Bonus Plan only if threshold performance goals are met or exceeded. We certify the attainment level of all goals and approve specific payments to executive officers. We also review the performance of each executive officer and may reduce or increase actual bonus payments under the Bonus Plan, except for awards payable to Named Executive Officers, which may only be reduced. In addition, regardless of whether performance goals are met, the Compensation Committee has discretion to grant additional bonus amounts based on factors such as individual, department or business segment performance.

For fiscal 2005, cash incentive bonuses under the Bonus Plan for executive officers were primarily based on performance compared to goals for earnings of the Company or segments thereof. Depending on performance against the pre-established goals for fiscal 2005, Named Executive Officers were eligible to receive a bonus of between 20% and 50% of base salary at threshold performance, a bonus of between 40% and 100% of base salary at target performance or a bonus of between 60% and 160% of base salary at stretch performance. The percentage of base salary varied depending on the executive’s level of responsibility, with more senior executive officers eligible to receive a higher percentage of compensation subject to financial performance.

In some, but not all, cases, the Company exceeded the Bonus Plan’s pre-established threshold performance goals for cash bonuses for the 2005 fiscal year. Accordingly, certain cash bonuses were paid under the Bonus Plan with respect to fiscal 2005. For cash bonus amounts paid to Named Executive Officers with respect to fiscal 2005, see “Executive Compensation—Summary Compensation Table.”

Long-Term Incentive Compensation

The Compensation Committee believes that long-term incentive compensation performs an essential role in attracting and retaining senior executives and creating a direct link between executive compensation and shareholder returns by tying a significant portion of total compensation to the performance of the Company’s stock price. We have the authority to grant stock options, restricted stock and other awards under the Company’s 2004 Incentive Plan, a copy of which is attached as Appendix A to the proxy statement for the Company’s 2004 annual meeting of shareholders.

In June 2005, with respect to fiscal 2004 performance, we approved certain grants of stock options and restricted stock to executive officers. For a description of these grants to Named Executive Officers, see “Executive Compensation—Summary Compensation Table.”

For fiscal 2005, we approved a performance-based program whereby executive officers were eligible to receive equity awards in the form of stock options and/or restricted stock upon the achievement of certain pre-established threshold, target and stretch net earnings performance goals. Depending on performance against the pre-established goals for fiscal 2005, Named Executive Officers were eligible to receive equity grants made up of a predetermined combination of stock options and restricted stock at a value of between 20% and 50% of base salary at threshold performance, between 60% and 200% at target performance or between 80% and 250% at stretch performance. For these purposes, stock options are valued using the Black Scholes Model and restricted stock is valued at the same price as the Company’s unrestricted Common Stock. The percentage of base salary varies depending on the executive’s level of responsibility, with more senior executive officers generally eligible to receive a higher percentage of compensation subject to financial performance.

In some, but not all, cases, the Company exceeded the Bonus Plan’s pre-established threshold performance goals for equity awards to executive officers for the 2005 fiscal year. In those instances where the threshold performance goals were not achieved, the Compensation Committee, based on overall Company performance, individual or business segment performance and other factors, approved discretionary grants of equity to executive officers in amounts less than the previously established threshold amounts. For a description of the grants to Named Executive Officers based on 2005 performance, see “Executive Compensation—Summary Compensation Table.”

Non-Qualified Deferred Compensation Plan

During 2005, the Company adopted a Non-qualified Deferred Compensation Plan (the “DCP”) to become effective January 1, 2006. Under the DCP, select employees who satisfy certain eligibility requirements and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. The Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the DCP. In addition, the Company may credit any lost 401(k) match amounts to the participant’s deferral account and may make other discretionary contributions. Account balances will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to lost 401(k) match amounts are subject to the same vesting requirements provided in the Company’s 401(k) plan and amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to offset this liability.

Supplemental Executive Retirement Plan

During 2005, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) to become effective January 1, 2006. The SERP will provide select employees who satisfy certain eligibility requirements with certain benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The initial participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini. See “Executive Compensation-Pension Plan Table.”

Compensation of the Co-Chief Executive Officers

Maurice Marciano and Paul Marciano serve as Co-Chief Executive Officers and Co-Chairmen of the Company (the “Co-CEOs”). Pursuant to the terms of each of their employment agreements entered into at the time of the Company’s initial public offering in 1996, the Co-CEOs are each entitled to receive a base salary of $900,000 per year, which amount may be increased based on annual reviews. We adhere to the same basic principles described above in evaluating and determining the Co-CEOs’ compensation annually. Based on those principles, the analysis and peer comparisons provided by our compensation consultant and our evaluation of the performance of the Co-CEOs, the Compensation Committee determined to maintain Mr. Maurice Marciano’s base salary for 2005 at $900,000 and to increase Mr. Paul Marciano’s base salary for 2005 to $1,000,000.

For fiscal 2005, the Co-CEOs were eligible to receive a cash bonus under the Bonus Plan as a result of the Company’s achievement of pre-established earnings-based performance goals, as more fully described above. The targeted cash bonus for each of the Co-CEOs was 100% of base salary. The actual bonus could have ranged from 50% to 160% of base salary unless the threshold earnings goal was not met, in which case no bonus would have been paid. Based on performance against these measures, which we reviewed in detail and certified, Mr. Maurice Marciano and Mr. Paul Marciano received cash bonus for fiscal 2005 of $697,500 and $775,000, respectively.

In addition, during 2005, the Compensation Committee approved two separate licensing-based bonuses for Mr. Paul Marciano. In determining these potential awards, the Compensation Committee considered the substantial contributions of Mr. Paul Marciano to the Company, and in particular his significant contributions to the Company’s licensing business. The Committee determined that Mr. Paul Marciano’s performance and contributions were essential to the recent negotiation and execution of several new licensing agreements and extensions on behalf of the Company, including licensing agreements with respect to GUESS? watches, eyewear and handbags. The terms of these three license agreements alone provide for special fixed royalty payments to the Company of $92.7 million in the aggregate, in addition to increased standard royalties and other amounts normally associated with the Company’s license agreements. Of such special fixed royalty payment amounts, a total of $42.7 million has already been received by the Company, with the remainder to be paid over time under the terms of the three license agreements, including a payment of $35.0 million due to the Company in 2012 (the “2012 Payment”). Although Mr. Paul Marciano’s past performance was influential in the Committee’s decision to provide him with an opportunity to earn future bonuses, these bonuses will not be paid unless the performance targets for future performance are achieved.

The following chart indicates the cash bonus awards to be paid to Mr. Paul Marciano under the 2004 Incentive Plan if pre-established performance targets with respect to earnings from operations for the Company’s licensing segment are achieved (the “Multi-Year Licensing Bonus”).

Performance Period	Incentive Compensation Award
Fourth Quarter 2005

$3.0 million (the Compensation Committee has certified the achievement of the performance standard and this amount was therefore paid in 2006 with respect to the fourth quarter 2005 performance period)

2006 Calendar Year	$1.3 million (payable only upon certification of achievement of performance standard for 2006 calendar year)
2007 Calendar Year	$1.5 million (payable only upon certification of achievement of performance standard for 2007 calendar year)

2008 Calendar Year	$3.5 million (payable only upon certification of (i) achievement of performance standard for 2008 calendar year and (ii) receipt by the Company of the $35.0 million 2012 Payment due in January 2012)

In addition to these potential awards, the Compensation Committee approved a separate performance-based bonus for Mr. Paul Marciano under the Annual Bonus Plan based on earnings from operations for the Company’s licensing segment during fiscal 2005. Based on performance against this measure, which we reviewed in detail and certified, Mr. Paul Marciano received an additional cash bonus of $907,296 for fiscal 2005. As a result of the three bonuses referred to above, Mr. Paul Marciano received a total cash bonus for fiscal 2005 of $4,682,296.

In June 2005, with respect to fiscal 2004 performance, we approved grants of options to purchase 50,000 shares of Common Stock to each of the Co-CEOs. See “Executive Compensation—Option Grants in Last Fiscal Year.”

For fiscal 2005, the Co-CEOs were eligible to receive equity awards under the 2004 Incentive Plan based on performance against pre-established net earnings goals. The target awards for Mr. Maurice Marciano and Mr. Paul Marciano were equal to 200% and 110% of their respective base salaries. The actual award could have ranged from 50% to 250% of base salary for Mr. Maurice Marciano and from 27.5% to 137.5% of base salary for Mr. Paul Marciano, unless the threshold earnings goal was not met, in which case no award would have been given. Based on performance against this measure, which we reviewed in detail and certified, and other considerations of the Compensation Committee, Mr. Maurice Marciano received in 2006 options to purchase 71,700 shares of Common Stock and 31,800 shares of restricted stock and Mr. Paul Marciano received in 2006 options to purchase 57,700 shares of Common Stock and 19,400 shares of restricted stock. The above options were granted at the fair market value on the date of grant and the options and restricted stock vest in equal 25% installments beginning December 31, 2006.

On June 20, 2005, the Company approved the immediate acceleration of vesting of outstanding options to purchase 375,000 shares of common stock of the Company, of which 187,500 were held by each of Mr. Maurice Marciano and Mr. Paul Marciano. The accelerated stock options, which were originally granted on February 26, 2004 under the 1996 Incentive Plan, had an exercise price of $15.59 per share. The closing price of the Company’s Common Stock on the New York Stock Exchange on June 20, 2005 was $17.36 per share. The purpose of the acceleration was to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its income statement, as would have been required beginning January 1, 2006 under the recently issued Financial Accounting Standards Board Statement No. 123R (Share-Based Payment). The Compensation Committee strongly believes that given the existing substantial share ownership of Mr. Maurice Marciano and Mr. Paul Marciano in the Company, accelerating the vesting of these options will have no impact with respect to their retention.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to Named Executive Officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation.” The Compensation Committee believes that tax deductibility is an important factor when evaluating executive compensation and has taken steps to provide that these exceptions will generally apply to compensation paid to its Named Executive Officers. However, the Compensation Committee may exercise its discretion to provide base salaries or other compensation that may not be fully tax deductible to the Company.

By the Compensation Committee,
Alex Yemenidjian, Chairman Anthony Chidoni Alice Kane Karen Neuburger

STOCK PERFORMANCE GRAPH

The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its shares with the cumulative total shareholder return on (1) a broad equity market index and (2) a published industry index or peer group.

The Stock Price Performance Graph below compares the most recent five-year performance of the Company with the S&P 500 Index and the S&P 1500 Apparel Retail Index. The return on investment is calculated based on an investment of $100 on December 31, 2000.

CUMULATIVE TOTAL RETURNS AT YEAR END
Based upon an initial investment of $100 on December 31, 2000 with dividends, if any, reinvested

	DECEMBER 31,
	2000	2001	2002	2003	2004	2005
GUESS?, INC.	$100.00	$141.16	$78.86	$227.18	$236.21	$670.05
S&P 500 INDEX	$100.00	$88.14	$87.63	$120.10	$141.31	$154.16
S&P 1500 APPAREL RETAIL INDEX	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2005, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2005, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except that Mr. Alberini and Mr. Relich each filed one day late a single Form 4 relating to two and seven transactions, respectively.

THE BOARD OF DIRECTORS
April 14, 2006

Appendix A

GUESS ?, INC.

2006 NON-EMPLOYEE DIRECTORS’
STOCK GRANT AND STOCK OPTION PLAN

1.                 Establishment; Purpose of the Plan.

The Company maintains the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan (As Amended and Restated Effective June 20, 2005), originally adopted as the 1996 Non-Employee Directors’ Stock Option Plan on July 30, 1996. The Company hereby amends and restates such plan in its entirety as the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan. The purpose of this Plan is to enable the Company to attract and retain as non-employee directors individuals with superior training, experience and ability and to provide additional incentive to such Eligible Directors by giving them an opportunity to participate in the ownership of the Company.

2.                 Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means any award of an Option or Restricted Stock, or any combination thereof, authorized by and granted under this Plan.

“Award Agreement” means a written document issued by the Company to a Participant setting forth the terms and conditions of an Award that has been granted under the Plan.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.

“Common Stock” means the Common Stock of the Company, par value $.01 per share.

“Company” means Guess ?, Inc., a Delaware corporation, including any wholly owned Subsidiary or affiliate, or any successor organization.

“Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Election Date” means the fifteenth (15th) day following the commencement of the relevant Election Period, provided, however, that the Election Date for an Eligible Director’s initial Election Period shall be the day of initial election or appointment to the Board.

“Election Period” means the Company’s fiscal year, provided, however, that if an Eligible Director is initially elected or appointed to the Board as of a date other than the first day of the Company’s fiscal year, the initial Election Period for such Eligible Director shall be the remainder of the fiscal year of initial election or appointment.

“Eligible Director” means a person who is a member of the Board and who is not an employee of the Company.

“Eligibility Date” means the first business day of each of the Company’s fiscal years, commencing with the first fiscal year that commences in 2007, while this Plan is in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Board.

“Option” means any option to purchase shares of the Common Stock of the Company granted pursuant to this Plan.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Surviving Entity.

“Participant” means an Eligible Director who has been granted an Award under this Plan.

“Person” means any person or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Plan” means the Guess ?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (formerly the Guess?, Inc. 1996 Non-Employee Director’ Stock Grant and Stock Option Plan), as hereinafter amended from time to time.

“Rules” means the regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as amended from time to time.

“Shareholder Approval Date” shall have the meaning given to such term in Section 12.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a subsidiary for purposes of the Plan.

“Surviving Entity” has the meaning ascribed to it in Section 10(b) hereof.

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.                 Shares Subject to the Plan.

Except as provided in Section 9, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,000,000(1). Such shares may include authorized but unissued shares of Common Stock, treasury shares or a combination of both. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding Awards equals the maximum number of shares of Common Stock authorized under the Plan, no further awards shall be made

(1)          The aggregate share limit of 1,000,000 shares of Common Stock consists of the 500,000 shares of Common Stock that were initially approved for issuance under the Plan upon its original adoption by the Board on July 30, 1996 plus an additional 500,000 shares of Common Stock that were approved for issuance under the Plan by the Board on April 7, 2006, subject to approval by the Company’s shareholders at the 2006 Annual Meeting of Shareholders.

unless the Plan is amended (in accordance with the Rules, if necessary) or additional shares of Common Stock become available for further awards under the Plan. Shares of Common Stock that are subject to Options granted under the Plan that terminate, expire or are canceled without having been exercised, and any restricted shares of Common Stock subject to a Restricted Stock Award that are forfeited, cancelled, or for any other reason do not vest shall again be available for subsequent Awards under the Plan.

4.                 Administration of the Plan.

(a)   Administration.   The Plan shall be administered by the Board. Subject to the provisions of the Plan, and notwithstanding the intent that the Award grants under the Plan be self-effectuating to the maximum extent possible, the Board shall be authorized to:

(i)    adopt, revise and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ii)   interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan;

(iii)  delegate responsibility and authority for the operation and administration of the Plan, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the Plan; and

(iv)  otherwise supervise the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of Eligible Directors to receive Awards hereunder, the number of shares of Common Stock covered by such Award or the price or timing of any Awards granted hereunder; provided further that any action by the Board relating to the Plan will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

(b)   Delegation to a Committee.   The Board may delegate to a committee of the Board any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in this Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee.

5.                 Option Grants.

(a)   Number of Options Granted.   The following Options shall be automatically granted to each Eligible Director under the Plan, without further approval or authorization of the Board or any other person:

(i)   New Director Grants.   Each person who first becomes an Eligible Director on or after May 9, 2006 shall be awarded an Option to purchase 12,000 shares of Common Stock as of the date such person first becomes an Eligible Director.

(ii)   Annual Grants.   On each Eligibility Date, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be awarded an Option to purchase 7,500 shares of Common Stock, provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (ii) on the first Eligibility Date to occur after such initial election or appointment.

In addition to the Options granted under this Section 5, Eligible Directors may also be awarded Options pursuant to the election provided for in Section 6 below.

(b)   Option Price.   The Option price per share of Common Stock covered by an Option granted under this Section 5 shall be equal to the Fair Market Value of one share of Common Stock on the date of grant.

(c)   Exercisability.   Subject to the other terms and conditions of the Plan, Options granted under this Section 5 shall vest and become exercisable with respect to one-fourth of the shares of Common Stock covered thereby on each anniversary of the date of grant, provided that the Eligible Director shall have continued in service on the Board until such date. In no case may an Option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the Option if less than 100) during the term of the Option. Only whole shares shall be issued pursuant to the exercise of any Option.

6.                 Elections to Receive Options in Lieu of Annual Retainer Fees.

(a)   General; Time and Manner of Making Election.   An Eligible Director may elect to receive, in lieu of his or her annual cash retainer fees for service on the Board, Options having the terms and conditions set forth in this Section 6 and in Section 7 below. Such an election shall be made with respect to any Election Period by completing, signing and returning to the Company, on or prior to the Election Date, an election form provided for such purpose or other documentation reasonably acceptable to the general counsel of the Company. Elections pursuant to this Section 6(a) may be made only with respect to the entire amount of an Eligible Director’s annual cash retainer fees for service on the Board during an Election Period. Elections shall not be available either with respect to any portion of such annual retainer fee or with respect to any attendance fees or fees for service on, or as chairman of, a committee. An election, once made, shall be irrevocable.

(b)   Number of Shares Subject to Option.   The number of shares of Common Stock subject to an Option awarded pursuant to an election made as provided in Section 6(a) above shall be calculated using the formula (A x B)/C, where “A” equals the dollar amount of annual retainer fee deferred, “B” equals 2.50 and “C” equals the Fair Market Value of one share of Common Stock on the applicable Election Date. If the foregoing yields a fractional share, the number of shares subject to the Option shall be rounded up to the nearest whole share.

(c)   Date of Grant; Option Price.   Options awarded pursuant to this Section 6 will be granted as of the relevant Election Date. The Option price per share of Common Stock covered by an Option granted under this Section 6 shall be equal to the Fair Market Value of one share of Common Stock on the date of grant.

(d)   Exercisability.   Subject to the other terms and conditions of the Plan, Options granted under this Section 6 shall vest and become exercisable with respect to one-fourth of the shares of Common Stock covered thereby on the first day of each of the four fiscal quarters following the date of grant, provided that the Eligible Director shall have continued in service on the Board until such date. In no case may an Option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the Option if less than 100) during the term of the Option. Only whole shares shall be issued pursuant to the exercise of any Option.

7.                 General Terms and Conditions of Options.

All Options granted under the Plan shall have the following terms and conditions:

(a)   Award Agreement.   Each Option shall be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan. Award Agreements relating to Options may, in the discretion of the Board, provide restrictions on transfer of shares of Common Stock acquired upon exercise of any Option during a specified period.

(b)   Non-qualified Stock Options.   All Options granted hereunder shall be non-qualified stock options and shall not be “incentive stock options” within the meaning of Section 422 of the Code.

(c)   Option Term.   The term of each Option shall be ten years. No Option shall be exercised by any person after expiration of the term of the Option.

(d)   Method of Exercise.

(i)    Exercise of Options shall be subject to any trading policy of the Company applicable to members of the Board, including without limitation any “blackout” period requirements or other restrictions on the time during which Options may be exercised.

(ii)   Shares may be purchased or acquired pursuant to an Option granted hereunder by giving written notice of exercise to the Company, specifying the number of shares as to which the Participant desires to exercise the Option, and containing any representations required by the Board. On or before the date specified for completion of the purchase of shares pursuant to an Option, the Participant must have paid the Company the full purchase price of such shares in cash, certified or bank check, or other instrument acceptable to the Board. As determined by the Board in its sole discretion, payment in full or in part may also be made by tendering to the Company shares of previously acquired unrestricted Common Stock of the Company (having a Fair Market Value as of the date the Option is exercised equal to the exercise price (or such portion thereof)), provided that any shares that were acquired from the Company upon exercise of a stock option or otherwise must have been owned by the Participant for at least six months as of the date of delivery. In its discretion, in accordance with rules and procedures established by the Board for this purpose, the Board may also permit a Participant to exercise an Option through a “cashless exercise” procedure approved by the Board involving a broker or dealer, provided that the Participant has delivered an irrevocable notice of exercise (the “Notice”) to the broker or dealer and such broker or dealer agrees:  (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability) and (C) to pay to the Participant the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Board may modify the provisions of this sentence to the extent necessary to conform the exercise of the Option to Regulation T under the Exchange Act or any other applicable rules. The manner in which the exercise price may be paid may be subject to certain conditions specified by the Board, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16 of the Exchange Act.

(iii)  If requested by the Board, the Participant shall deliver the Award Agreement evidencing an exercised Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(e)   Non-transferability.   No Option granted under the Plan or any rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, except by will, or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Board may, subject to such terms and conditions as the Board shall specify, permit the transfer of an Option to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. During the Participant’s lifetime, all Options shall be exercisable only by the Participant or, if applicable, the “alternate payee” under a QDRO, or the family member or trust to whom such Option has been transferred in accordance with the previous sentence.

(f)   Termination by Reason of Death.   In the event of the death of a Participant, any Option held by such Participant may thereafter be exercised, to the extent exercisable on the date of death, by the legal representative of the estate or legatee of the Participant under the will of the Participant for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Option shall be forfeited.

(g)   Termination by Reason of Disability.   In the event of the Disability of a Participant, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Disability, for a period of one year from the date of such Disability or until the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of Disability, such Option shall be forfeited; provided, however, that if the Participant dies within such one-year period, any unexercised Option held by such Participant shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

(h)   Other Terminations.   If a Participant ceases to be an Eligible Director for any reason other than death or Disability, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period of six months from the date of such termination or the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Option shall be forfeited; provided, however, that if the Participant dies within such six-month period, any unexercised Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. Notwithstanding the foregoing, with respect to an Option granted to an Eligible Director pursuant to Section 5(a)(i), in the event that such Eligible Director has completed one full three-year term of service and his or her service on the Board terminates because he or she does not stand for re-election at the completion of such term, the Option granted to such Eligible Director under Section 5(a)(i) shall become vested on the date of such termination as to the portion of the Option that was scheduled to vest on the third anniversary of the date of grant if the three-year term of service was completed prior to such third anniversary and any remaining unvested portion of the Option shall be forfeited.

8.                 Restricted Stock Grants

(a)   Grants

(i)   New Director Grant.   Each person who first becomes an Eligible Director on or after May 9, 2006 shall be granted a Restricted Stock Award for 2,000 restricted shares of Common Stock on the date such person first becomes an Eligible Director.

(ii)   Annual Awards.   On each Eligibility Date, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be granted a Restricted Stock Award for 4,000 restricted shares of Common Stock; provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (ii) on the first Eligibility Date to occur after such initial election or appointment.

(b)   Restricted Stock Awards.   Stock certificates or book entries evidencing shares of restricted stock subject to a Restricted Stock Award pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and, if so provided by the

Board, (if in certificate form) shall be held by the Company or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and the provisions hereof. Restricted Stock Awards will be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan.

(c)   Vesting.   Each Restricted Stock Award granted under this Section 8 shall become vested as to 100% of the total number of shares of Common Stock subject thereto upon the first to occur of (i) the second anniversary of the date of grant or (ii) a termination of service on the Board if such Eligible Director has completed one full term of service and he or she does not stand for re-election at the completion of such term. Promptly after the vesting date and satisfaction of all applicable restrictions, a certificate or certificates evidencing the number of the shares of Common Stock as to which the restrictions have lapsed shall be delivered to the Participant holding the Award (to the extent that the certificate(s) had not previously been delivered). Certificates evidencing vested shares and any other amounts deliverable in respect thereof shall be delivered and paid only to the Participant or his or her personal representative, as the case may be.

(d)   Transfer Restrictions.   Prior to the time that they have become vested, neither the restricted shares comprising any Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in 8(e)), may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Company, (ii) the designation of a beneficiary to receive benefits in the event of the Eligible Director’s death, or if the Eligible Director has died, transfers to the Eligible Director’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

(e)   Voting; Dividends.   After the applicable date of grant of a Restricted Stock Award, the Participant holding the Restricted Stock Award shall have voting rights and dividend rights with respect to the shares of Common Stock subject to the award. Any securities or other property receivable in respect of the shares subject to the award as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property”) will be subject to the restrictions set forth in this Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Participant, but subject to such risks. The Participant’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 8(f).

(f)   Effect of a Termination of Service.   If a Participant ceases to be a member of the Board for any reason any shares subject to the Participant’s Restricted Stock Award that are not fully vested and free from restriction as of the Participant’s termination of service shall thereupon be forfeited and returned to the Company.

9.                 Amendment and Termination.

The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time; provided, however, that any amendment, alteration, suspension or termination which, under the requirements of applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted must be approved by the shareholders of the Company, shall not be effective unless and until such shareholder approval has been obtained in compliance with such law. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

10.          Changes in Capital Structure.

(a)    In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares, (i) such proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price in respect thereof and (ii) the Board may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

(b)   In the event of a change in control of the Company, (i) all outstanding Options granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and shares subject to Restricted Stock Awards then outstanding under the Plan shall vest 100% free of restrictions as of the date of the Change in Control, and  (ii) in the case of a change in control involving a merger of, and consolidation involving, the Company in which the Company is (A) not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Option granted hereunder and not exercised (a “Predecessor Option”) shall be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option shall have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. A “change in control” shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, or any trust established in whole or in part for the benefit of one or both of them or their family members, or any other entity controlled by one or more of them), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of twenty percent (20%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)), (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board, (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; provided, however, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

11.          Unfunded Status of the Plan.

The Plan is unfunded. Nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

12.          Effective Date and Term of the Plan.

The Plan was originally approved by the Company’s Board on July 30, 1996 and was approved by the Company’s shareholders on July 30, 1996. This amendment and restatement of the Plan is effective immediately upon its approval by the Company’s shareholders (the date of such shareholder approval is referred to as the “Shareholder Approval Date”). Awards granted under this Plan prior to the Shareholder Approval Date shall be governed by the provisions of the applicable prior version of this Plan. Awards granted under this Plan on or after the Shareholder Approval Date shall be subject to the terms and conditions set forth herein and any applicable amendment hereof.

The Plan shall continue in effect until the earlier of (a) ten years from the Shareholder Approval Date or (b) the termination of the Plan by action of the Board. No Awards shall be granted pursuant to the Plan on or after such termination date, but Awards granted prior to such date may extend beyond that date. The Board shall have the right to suspend or terminate the Plan at any time except with respect to any Awards then outstanding.

13.          General Provisions.

(a)   Representations by Participants.   The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution or other disposition thereof. The certificates for such shares may include any legend that the Company deems appropriate to reflect any restrictions on transfer.

(b)   Continuance of Service Required.   The vesting schedule applicable to an Award requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the award recipient to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Sections 7(f), 7(g), 7(h) or 8(f), as applicable. Nothing contained in this Plan constitutes a service commitment by the Company, confers upon any Award recipient any right to remain in service to the Company, interferes in any way with the right of the Company at any time to terminate such service, or affects the right of the Company or any affiliate to increase or decrease the recipient’s other compensation.

(c)   No Restrictions on Adoption of Other Compensation Arrangements.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to shareholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases.

(d)   No Right to Re-Election.   The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time.

(e)   No Stockholder Rights.   Except as otherwise expressly authorized by the Board or this Plan: (a) a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant, and (b) no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(f)   Tax Withholding.   No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(g)   Issue and Transfer Taxes.   The Board may agree to require the Company to pay issuance or transfer taxes on shares issued pursuant to the exercise of an Option under the Plan.

(h)   Applicable Law.   The Plan shall be governed by and subject to the laws of the State of Delaware and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(i)   Severability.   If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

(j)   Compliance with Rule 16b-3.   The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16(b)(3) to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement.

(k)   Expenses.   All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

(l)   Headings.   The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS OF GUESS?, INC. RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of Class I Directors (term expiring in 2009). The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 - Carlos Alberini	☐	☐

	02 - Alice Kane	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve the amendment and restatement of the Guess?, Inc. 1996 Non-Employee Directors’ Stock Grant and Stock Option Plan.	☐	☐	☐	Mark this box with an X if you plan to attend the meeting.	☐

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2006 fiscal year.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

IMPORTANT: Please sign exactly as your name appears on this proxy. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing in a representative capacity, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in the partnership or limited liability company name by an authorized person.

The undersigned hereby acknowledges receipt of notice of the Annual Meeting and a proxy statement for the Annual Meeting prior to signing this proxy.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

0 0 8 4 2 2 1	1 U P X	C O Y

Proxy - Guess?, Inc.

COMMON STOCK

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoint(s) Carlos Alberini, Deborah Siegel and Jason Miller as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of GUESS?, Inc. (the “Company”) held of record by the undersigned on April 4, 2006 at the Annual Meeting of Shareholders to be held on May 9, 2006 at 9:00 a.m., local time, or any adjournments or postponements thereof, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, and hereby revoke(s) any proxies heretofore given.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GUESS?, INC. 1996 NON-EMPLOYEE DIRECTORS’ STOCK GRANT AND STOCK OPTION PLAN, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 9, 2006.

THANK YOU FOR VOTING